UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

P.O. Box 68947

Seattle, Washington 98168

To our Stockholders:

The Annual Meeting of Stockholders of Alaska Air Group, Inc. (the “Annual Meeting”) will be held at the Museum of Flight in Seattle, Washington at 2 p.m. on Tuesday, May 19, 2009, for the following purposes:

1. To elect to the Board of Directors the nine nominees named in this proxy statement, each for a one-year term;

2. To ratify the appointment of KPMG LLP as the Company’s independent auditor;

3. To seek an advisory vote in regards to the compensation of the Company’s named executive officers;

4. To consider and vote upon the stockholder proposal described in the accompanying proxy statement, if the proposal is properly presented at the meeting; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders owning Company common stock at the close of business on March 20, 2009 are entitled to receive this notice and to vote at the meeting. All stockholders are requested to be present in person or by proxy. For the convenience of stockholders who do not expect to attend the meeting in person and wish to have their shares voted, a form of proxy and an envelope are enclosed. Stockholders may also vote by internet or telephone. Any stockholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke his or her proxy at any time before it is voted.

Voting by the internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. By using the internet or telephone to vote, you help Alaska Air Group reduce postage and proxy tabulation costs.

We appreciate your participation, since a majority of the outstanding common stock entitled to vote at the meeting must be represented either in person or by proxy to constitute a quorum in order to conduct business.

By Order of the Board of Directors,

Keith Loveless

Corporate Secretary and General Counsel

April 1, 2009

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING INFORMATION

The Board of Directors of Alaska Air Group, Inc. (“AAG” or the “Company”) is soliciting proxies for the 2009 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 20, 2009 as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were [            ] shares of Company common stock outstanding on the record date.

Annual Meeting materials, which include this proxy statement, a proxy card or voting instruction form, and our 2008 Annual Report, were delivered to stockholders on or about April 1, 2009. The Company’s Form 10-K for the year ended December 31, 2008 is included in the 2008 Annual Report. It was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2009.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2009.

Stockholders may access, view and download this proxy statement and our 2008 Annual Report over the Internet on our website located at http://www.alaskaair.com/company and by clicking on “Investor Information,” “Financial Reports” and “2008 Annual Report and 2009 Proxy Statement.” Information on our website does not constitute part of this proxy statement.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock in Alaska Air Group as of the record date for the Annual Meeting. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Computershare Trust Company, N.A., which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What am I voting on?

You are being asked to vote on the election of the nine director nominees named in this proxy statement, to ratify the selection of KPMG LLP as independent auditor, to provide an advisory vote in regards to the compensation of the Company’s named executive officers, and, if properly presented, to vote on one stockholder proposal. When you sign and mail the proxy card or submit your proxy by telephone or the internet, you appoint each of William S. Ayer and Keith Loveless, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Messrs. Ayer and Loveless.) This way, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

•	FOR each of the Board’s nine director nominees named in this proxy statement;

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•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors;

•	FOR the ratification of the compensation of the Company’s named executive officers; and

•	AGAINST the stockholder proposal.

How do I vote my shares?

Stockholders of record can vote by using the proxy card or by telephone or by the internet. Beneficial owners whose stock is held:

•	in a brokerage account can vote by using the voting instruction form provided by the broker or by telephone or the internet.

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by a bank, and have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by telephone or the internet.

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

•	in trust in one of the Company’s 401(k) retirement plans can vote using the voting instruction form provided by the trustee.

Beneficial owners, other than persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the stock for him or her (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting.

Listed below are the various means — internet, phone and mail — you can use to vote your shares without attending the Annual Meeting.

You can vote on the internet.

Stockholders of record and beneficial owners of the Company’s common stock can vote via the internet regardless of whether they receive their annual meeting materials through the mail or via the internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the internet, please do not mail in your proxy card (unless you intend for it to revoke your prior internet vote). Your internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by phone.

Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions for voting by phone are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior telephone vote). Your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by mail.

Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

The availability of telephone and internet voting.

Internet and telephone voting facilities for stockholders of record and beneficial holders will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on Monday, May 18, 2009. To allow sufficient time for voting by the

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trustee, voting instructions for 401(k) plan shares must be received no later than 11:59 p.m. on Friday, May 15, 2009.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote before the meeting.

If you are a beneficial owner and do not provide your broker, bank or other trustee with voting instructions, your shares may constitute “broker non-votes” and may not be counted in connection with certain matters. See “What are broker non-votes?” below.

If your shares are held in one of our 401(k) retirement plans and the trustee of the plan does not receive voting instructions for shares in your plan account on a matter, your shares will not be voted by the trustee on that matter.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, a stockholder may bring business before the meeting for publication in the Company’s 2009 proxy statement only if the stockholder gave written notice to the Company on or before December 5, 2008 and complied with the other requirements included in Article II of the Company’s Bylaws. The only such business as to which the Company received proper advance notice from a stockholder are (i) one stockholder proposal described in this proxy statement and included on the Company’s proxy card, and (ii) three stockholder proposals that the Company was permitted to exclude from this proxy statement under applicable rules and regulations of the SEC.

The Company has not received valid notice that any business other than that described or referenced in this proxy statement will be brought before the meeting. As to any other matters that may properly come before the meeting and are not on the proxy card, the proxy grants to Messrs. Ayer and Loveless the authority to vote the shares for which they hold proxies in their discretion.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you have more than one account for your AAG shares. Please complete and submit all proxies to ensure that all your shares are voted or vote by internet or telephone using each of the identification numbers.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by delivering a later-dated proxy or, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, by voting at the meeting. The later-dated proxy may be delivered by telephone, internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. Except for persons beneficially holding stock in one of the Company’s 401(k) retirement plans, you may do this at a later date or time by:

•	voting by telephone or on the internet (which may not be available to some beneficial holders) before 11:59 p.m. Eastern Time Monday, May 18, 2009 (your latest telephone or internet proxy is counted);

•	signing and delivering a proxy card with a later date; or

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voting at the meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the broker in order to vote at the meeting. Please also note that attendance at the meeting, in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.)

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Persons beneficially holding stock in one of the Company’s 401(k) retirement plans cannot vote in person at the meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial holders to change their votes.

If you are a registered stockholder, you can obtain a new proxy card by contacting the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5131. If your shares are held by a broker, trustee or bank, you can obtain a new voting instruction form by contacting your broker, trustee or bank. If your shares are held by one of the Company’s 401(k) retirement plans, you can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section below titled “How are shares voted that are held in a Company 401(k) plan?” for more information. If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

What are broker non-votes?

As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Board of Directors. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the internet or phone or return the enclosed voting instruction form), the absence of instructions may cause your shares to result in a “broker non-vote” on the matters for which you do not provide instructions on how to vote. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter.

The following sets forth the application of broker non-vote rules to the proposals.

Election of Directors.

The election of nine director nominees named in this proxy statement is the subject of Proposal 1. In addition, the Company received notice from Mr. Steve Nieman that he intends to nominate himself and four additional individuals for election to the Board of Directors at the Annual Meeting. We do not believe that this stockholder has complied with the requirements of the Company’s Bylaws and, in accordance with Article II, Section 8 of the Bylaws, we intend to refuse to recognize such nominations at our Annual Meeting. The current position of the New York Stock Exchange (“NYSE”) is that an election is not contested unless the “challengers . . . do a mailing to all stockholders who hold their shares beneficially or in street name through banks, brokers or other intermediaries.” For those reasons, we believe that the election of directors is not “contested” under applicable SEC and NYSE regulations, including for purposes of NYSE Rule 452. Consequently, a broker will have the discretion to vote your shares in the election of directors in the absence of specific instructions.

Board Proposals.

The ratification of the appointment of KPMG LLP as independent auditor is the subject of Proposal 2, and an advisory vote in regards to the compensation for the named executive officers is the subject of Proposal 3. We believe that these proposals are considered routine under rules of the NYSE and therefore may be voted upon in the discretion of your bank if you do not give specific instructions to your broker.

Stockholder Proposal.

Brokers will not be allowed to vote on Proposal 4 if you do not provide instructions. In other words, if you do not give the broker that holds your shares voting instructions regarding the proposal, your shares will not be voted on that proposal and will not be counted in determining the outcome of the vote on that proposal, although they will count for purposes of determining whether a quorum exists at the meeting.

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How are shares voted that are held in a Company 401(k) plan?

On the record date, [            ] shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), sent a proxy statement, an annual report and a voting instruction form to each participant who held shares through the Company’s 401(k) plans on the record date. The trustee will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustee will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. on Friday, May 15, 2009. Because the shares must be voted by the trustee, employees who hold stock through the 401(k) plans may not vote these shares at the meeting.

May I vote in person at the meeting?

We will pass out a ballot to any record holder of our stock who requests a ballot at the meeting. If you hold your shares through a broker, you must bring a legal proxy from your broker in order to vote by ballot at the meeting. You may request a legal proxy from your broker by indicating on your voting instruction form that you plan to attend and vote your shares at the meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your broker receives your request. Because shares held by employees in the 401(k) plans must be voted by the trustee, these shares may not be voted at the meeting.

Can I receive future materials via the internet?

If you vote on the internet, simply follow the prompts for enrolling in the electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Registered stockholders may enroll in that service at the time they vote their proxy or at any time after the Annual Meeting and can read additional information about this option and request electronic delivery by going to www.computershare.com/us/ecomms. If you hold shares beneficially, please contact your broker to enroll for the electronic proxy delivery service.

If you already receive your proxy materials via the internet, you will continue to receive them that way until you instruct otherwise through the website referenced above.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or [            ] shares, must be present or represented at the meeting and entitled to vote in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial holder attends with a “legal proxy” from the record holder; or if the record holder has granted a proxy, whether by returning a proxy card or by telephone or internet, without regard to whether the proxy actually casts a vote or withholds or abstains from voting.

How many votes must the nominees have to be elected?

The Company has amended its Bylaws to require each director to be elected at each annual meeting by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of

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the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

Mr. Steve Nieman informed the Company of his intention to nominate five persons for election to the Board of Directors at the 2009 Annual Meeting. Mr. Nieman did not meet the requirements for nominations set forth in the Company’s Bylaws. Because Mr. Nieman did not properly bring forth nominations, the majority voting standard will apply. Brokers will have discretionary authority to vote shares for which beneficial holders do not provide instructions.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies, Messrs. Ayer and Loveless, will be voted for the substitute nominee.

How many votes must the proposals to ratify the appointment of KPMG LLP as independent auditor and the advisory vote in regards to the compensation of the Company’s named executive officers, and the stockholder proposal receive in order to pass?

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter of the proposal must be voted for each proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, not being a vote for, will have the effect of a negative vote. A broker non-vote is not deemed present and entitled to vote for proposals for which it is applicable and are not included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, a broker non-vote is disregarded for purposes of determining the outcome of the vote on these proposals. See “What are broker non-votes?” on page [            ].

How are votes counted?

Voting results will be tabulated by Computershare. Computershare will also serve as the independent inspector of elections.

Is my vote confidential?

The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the meeting. Georgeson may use up to 10 employees in connection with the solicitations. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, telephone and electronic means. Proxies may also be solicited by the persons identified as Participants under the heading “Participants in the Solicitation” on page [    ], who will receive no additional compensation, except for reimbursement of expenses. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be $25,000 (exclusive of costs we would ordinarily expend in solicitation of proxies in the absence of an election contest). To date, $16,000 has been incurred. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the 2009 Annual Meeting will be

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available at the Annual Meeting. It will also be available Monday through Friday from April 1 through May 18 between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle, WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009. You can read or print a copy of that report by going to the Company’s website, and then choosing Company Info, Investor Information, and SEC Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at http://www.sec.gov. You can also get a copy by calling us at (206) 392-5131, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Company currently has nine directors. The Company’s Bylaws provide that the directors up for election this year shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Nine directors are nominees for election this year and each has consented to serve a one-year term ending in 2010.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2010

William S. Ayer

Director since 1999

Age – 54

Mr. Ayer has served as Chair, President and CEO of Alaska Air Group as well as Chair of Alaska Airlines and Horizon Air since May 2003. He has been CEO of Alaska Airlines since 2002, and President of Alaska Airlines from 1997 to 2008. Prior to 2003, Mr. Ayer worked in various marketing, planning and operational capacities at Alaska Airlines and Horizon Air. He has served on the Seattle Branch of the Federal Reserve Board since 2007, and also serves on the boards of Alaska Airlines and Horizon Air, Puget Energy, Angel Flight West, the Alaska Airlines Foundation, the University of Washington Business School Advisory Board and the Museum of Flight.

Patricia M. Bedient

Director since 2004

Age – 55

Ms. Bedient serves as Chair of the Board’s Audit Committee and is a director of Alaska Airlines. She is Executive Vice President and CFO for the Weyerhaeuser Company, one of the world’s largest integrated forest products companies. A certified public accountant (CPA), she served as the managing partner of Arthur Andersen LLP’s Seattle office prior to joining Weyerhaeuser. Ms. Bedient also worked at the firm’s Portland and Boise offices as a partner and as a CPA during her 27-year career with Andersen. She currently serves on the Weyerhaeuser Foundation Board and the advisory board of the University of Washington School of Business. She has also served on the boards of a variety of civic organizations including the Oregon State University Foundation Board of Trustees, the World Forestry Center, the City Club of Portland, St. Mary’s Academy of Portland and the Chamber of Commerce in Boise, Idaho. She is a member of the American Institute of CPAs and the Washington Society of CPAs.

Phyllis J. Campbell

Director since 2002

Age – 57

Ms. Campbell serves as Chair of the Board’s Compensation Committee. She was named Chair of the Pacific Northwest Region of JPMorgan Chase & Co. effective April 1, 2009. Ms. Campbell served as President and CEO of The Seattle Foundation from 2003 to 2009. She was President of U.S. Bank of Washington from 1993 until 2001 and has served as Chair of the Bank’s Community Board. Since August 2007, Ms. Campbell has served on Toyota’s Diversity Advisory Board. She also serves on the boards of Horizon Air, Nordstrom, and the Joshua Green Corporation. Ms. Campbell is also chair of the Board of Trustees of Seattle University.

Mark R. Hamilton

Director since 2001

Age – 64

Mr. Hamilton serves on the Board’s Audit and Safety Committees, as well as on the Alaska Airlines Board. He is President of the University of Alaska, a position he has held since 1998. That same year, he retired as a U.S. Army Major General following 31 years of active military duty, primarily in the fields of teaching, management and administration. Formerly, Mr. Hamilton was Chief of Staff of the Alaskan Command at

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Elmendorf Air Force Base and Commander of Division Artillery at Fort Richardson. Mr. Hamilton is a graduate of the U.S. Military Academy at West Point and is the recipient of the Army’s highest peacetime award, the Distinguished Service Medal. Mr. Hamilton currently serves as a director of the Aerospace Corporation Board, the BP Advisory Board and Alaska Sealife Center Board.

Jessie J. Knight, Jr.

Director since 2002

Age – 58

Mr. Knight serves on the Board’s Compensation and Governance and Nominating Committees. Since 2006, he has been Executive Vice President of External Affairs at Sempra Energy, a company that develops energy infrastructure, operates utilities, and provides related products and services to more than 29 million consumers in the United States, Europe, Canada, Mexico, South America and Asia. From 1999 to 2006, Mr. Knight served as President and CEO of the San Diego Regional Chamber of Commerce and, from 1993 to 1998, he was a commissioner of the California Public Utilities Commission. Mr. Knight also serves on the boards of Alaska Airlines and the San Diego Padres Baseball Club. He is also a standing member of the Council on Foreign Relations.

R. Marc Langland

Director since 1991

Age – 67

Mr. Langland is the Board’s Lead Director and Chair of the Governance and Nominating Committee. He has been President of Northrim Bank (Anchorage, Alaska) since November 1990 and Chairman since January 1998. Mr. Langland has also served as Chairman, President and CEO of its parent company, Northrim BanCorp, Inc. since December 2001. He was Chairman and CEO of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987. He served on the Board of Trustees of the Alaska Permanent Fund Corporation from February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director of Alaska Airlines, Usibelli Coal Mine, Elliott Cove Capital Management, and Pacific Wealth Advisors, and is a member of the Anchorage Chamber of Commerce and a board member and past chairman of Commonwealth North.

Dennis F. Madsen

Director since 2003

Age – 60

Mr. Madsen serves on the Compensation and Audit Committees. He is currently the Chairman of Pivotlink Software (Bellevue, Washington). From 2000 to 2005, Mr. Madsen was President and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing. He served as REI’s Executive Vice President and Chief Operating Officer from 1987 to 2000, and prior to that held numerous positions throughout the company. He also serves on the boards of Alaska Airlines, Horizon Air, Pivotlink Software, the Western Washington University Foundation, Western Washington University, Islandwood, Performance Bicycles, Evolucion Inc., and the Youth Outdoors Legacy Fund.

Byron I. Mallott

Director since 1982

Age – 65

Mr. Mallott serves on the Board’s Safety and Governance and Nominating Committees. Currently he is a Senior Fellow of the First Alaskans Institute, a nonprofit organization dedicated to the development of Alaska Native peoples and their communities. Since January 2007, Mr. Mallott was appointed to the Board of Trustees of the Smithsonian Institution’s National Museum of the American Indian. From 1995 to 1999, he served as Executive Director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska’s oil reserves. He was a director of Sealaska Corporation (Juneau, Alaska) from 1972 to 1988, Chairman from 1976 to 1983, and CEO from 1982 to 1992. He owns Mallott Enterprises (personal investments) and is a director of Alaska Airlines, Sealaska Corporation, Yak-Tat Kwaan, Inc. and Native American Bank, NA.

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J. Kenneth Thompson

Director since 1999

Age – 57

Mr. Thompson serves on the Board’s Governance and Nominating Committee and is Chair of the Board’s Safety Committee. Mr. Thompson is currently President and CEO of Pacific Star Energy LLC, a private energy investment company in Alaska, with partial ownership in the oil exploration firm Alaska Venture Capital Group (AVCG LLC) where he serves as the Managing Director. Mr. Thompson served as Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was President of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, Alaska. He also serves on the boards of Horizon Air, Tetra Tech, and Coeur d’Alene Mines Corporation, and serves on a number of community service organizations.

Vote Required and Recommendation of the Board of Directors

As indicated above, the Company has received a notice from Mr. Nieman, a stockholder of the Company, for the nomination of five individuals, including himself, to the Board of Directors at the 2009 Annual Meeting. Mr. Nieman did not meet the requirements for nominations set forth in the Company’s Bylaws. This means that the majority vote standard will apply. This voting standard for the election of directors is discussed further under the section entitled “Questions and Answers — How many votes must the nominees have to be elected?” above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NINE NOMINEES NAMED ABOVE AS DIRECTORS.

UNLESS OTHERWISE INDICATED ON YOUR PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION OF THESE NINE NOMINEES AS DIRECTORS.

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PROPOSAL 2. RATIFICATION OF COMPANY’S INDEPENDENT AUDITOR

The Audit Committee has selected KPMG LLP (“KPMG”) as Air Group’s independent auditor for fiscal year 2009, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Air Group’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting entitled to vote on the proposal is required to ratify the selection of KPMG as Air Group’s independent auditor for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF INDEPENDENT AUDITOR.

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PROPOSAL 3. ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In March 2009, the Board of Directors announced its decision to become one of the first public companies in the nation to voluntarily solicit stockholder input on executive pay.

With this proposal, the Board of Directors gives the stockholders of the Company the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying footnotes included in the Company’s proxy statement (but not including the Compensation Discussion and Analysis).

See the Summary Compensation Table and accompanying footnotes on page [            ].

The stockholder vote will not be binding on the Company and will not be construed as overruling a decision by the Board or creating or implying any fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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CORPORATE GOVERNANCE

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, our business affairs are managed under the direction of our Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they serve, discussing matters with our Chairman and CEO and other officers, reviewing materials provided to them, and visiting our facilities.

Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. The charters of the Audit, Compensation, Governance and Nominating, and Safety Committees are posted on the Company’s website and can be accessed free of charge at http://www.alaskaair.com/ and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary.

The table below shows the current membership of the standing Board committees. An asterisk (*) identifies the chair of each committee.

Name	Audit	Compensation	Governance and Nominating	Safety
Patricia M. Bedient	•*
Phyllis J. Campbell		•*
Mark R. Hamilton	•			•
Jessie J. Knight, Jr.		•	•
R. Marc Langland			•*
Byron I. Mallott			•	•
Dennis F. Madsen	•	•
J. Kenneth Thompson			•	•*

The principal functions of the standing Board committees are as follows:

Audit Committee

Pursuant to its charter, the Audit Committee’s responsibilities include the following:

1. Matters pertaining to the independent auditors:

•	appoint them and oversee their work;

•	review at least annually their statement regarding their internal quality-control procedures and their relationship with the Company;

•	maintain a dialogue with respect to their independence;

•	pre-approve all auditing and non-auditing services they are to perform;

•	review annual and quarterly financial statements and filings made with the SEC;

•	receive and review communications required from the independent auditors under applicable rules and standards;

•	establish clear hiring policies for employees and former employees of the independent accountants;

•	review audited financial statements with management and the independent accountants; and

•	receive and review required communications from the independent accountants.

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2. Review the planned activities and results of the internal auditors and any changes in the internal audit charter.

3. Prepare the Audit Committee Report required for the annual proxy statement.

4. Matters pertaining to controls:

•	review major financial reporting risk exposure and adequacy and effectiveness of associated internal controls;

•	review procedures with respect to significant accounting policies and the adequacy of financial controls;

•	discuss with management policies with respect to risk assessment and risk management including the process by which the Company undertakes risk assessment and management;

•	discuss with management, as appropriate, earnings releases and any information provided to analysts and rating agencies;

•

develop and monitor and reassess from time to time a Corporate Compliance program, including a Code of Conduct and Ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters; and

•

obtain and review at least quarterly a statement from the CEO, CFO and Disclosure Committee disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

5. Annually review and reassess the adequacy of its charter and the Committee’s performance and recommend for Board approval any proposed changes to the charter.

Compensation Committee

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

1. Establish the process for approving corporate goals relevant to CEO compensation and evaluating CEO performance in light of those goals.

2. Set the salary of the CEO.

3. Approve salaries of other elected executive officers of Alaska Airlines and Horizon Air.

4. Set annual goals under the Performance-Based Pay plan and administer the plan.

5. Grant stock awards and stock options.

6. Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.

7. Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

8. Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring the Pension/Benefits Administrative Committee, Defined Contribution Retirement Benefits Administrative Committee, and the Pension/Benefits Funds Investment Committee, and approve the membership of those committees, trustees and trust agreements, and extension of plan participation to employees of subsidiaries.

9. Approve the terms of employment and severance agreements with elected officers and the form of change in control agreements.

10. Review executive-level development and succession plans.

11. Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

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12. Produce the report on executive compensation required for the annual proxy statement.

13. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

During 2007, the Committee reviewed its charter and recommended that the Board of Directors modify the charter to update the fiduciary functions of the Alaska Air Group Defined Contribution Retirement Plan Administrative Committee.

Governance and Nominating Committee

Pursuant to its charter, the Governance and Nominating Committee’s responsibilities include the following:

1. Develop and monitor the Corporate Governance Guidelines.

2. Evaluate the size and composition of the Board and annually review compensation paid to members of the Board.

3. Develop criteria for Board membership.

4. Evaluate the independence of existing and prospective members of the Board.

5. Seek qualified candidates for election to the Board.

6. Evaluate the nature, structure and composition of other Board committees.

7. Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board, and each Board committee, including itself.

8. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Safety Committee

Pursuant to its charter, the Safety Committee’s responsibilities include the following:

1. Monitor management’s efforts to ensure the safety of passengers and employees.

2. Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

3. Periodically review with management and outside experts all aspects of airline safety.

4. Evaluate the Company’s health, safety and environmental policies and practices.

Board and Committee Meetings

In 2008, the Board of Directors held seven regular meetings. The standing Board committees held the following number of meetings in 2008:

•	Audit Committee — 7

•	Compensation Committee — 5

•	Governance and Nominating Committee — 4

•	Safety Committee — 5

In the aggregate, each director attended, on average, at least 97% of all Board and applicable committee meetings during 2008. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all then-current directors attended the 2008 annual meeting.

Board and Committee Independence

The Board of Directors of the Company has determined that all of the directors except Mr. Ayer, which includes each member of the Audit Committee, Governance and Nominating Committee, and Compensation Committee, are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. In making its determination, the Board of Directors considered the amount of charitable contributions made by the Company to certain charitable organizations on which Ms. Bedient serves as director and the amount of a charitable contribution made by the

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Company to the University of Alaska where Mr. Hamilton is currently employed as President. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board of Directors affirmatively determined that none of these matters is a material relationship with the Company because the amount of the contributions were immaterial with respect to the Company’s and the charitable organizations’ annual revenues.

Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or required by the SEC. The Board has determined that Ms. Bedient is an audit committee financial expert as defined in SEC rules.

The Corporate Governance Guidelines are available on the Company’s internet website at http://www.alaskaair.com and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary. Specifically, the Board has determined that independent directors meet the following criteria:

An independent director must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the categorical standards listed below.

1. The director has not, within the last three years, been employed by and no immediate family member has been an executive officer of the Company.

2. Neither the director nor any immediate family member has, in any 12-month period in the last three years, received more than $100,000 in direct compensation from the Company, other than compensation for director or committee service and pension or other deferred compensation for prior service.

3. (i) Neither the director nor any immediate family member is a current partner of the Company’s independent auditor; (ii) the director is not a current employee of the audit firm; (iii) no immediate family member is a current employee of the audit firm working in its audit, assurance or tax compliance practice; and (iv) neither the director nor any immediate family member was an employee or partner of the audit firm within the last three years and worked on the Company’s audit within that time.

4. Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company serves on the compensation committee of a company that employs the director or immediate family member.

5. The director is not currently an employee, and no immediate family member is an executive officer, of another company (i) that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or (ii) of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

The Board considers that the following situations do not create material relationships:

a. the receipt by a director of retirement compensation earned under one or more tax-qualified or nonqualified plans during the director’s employment with the Company;

b. ordinary-course business between the Company and an organization of which the Board member is an officer or director, where the amount of such business is immaterial with respect to the Company’s or the organization’s annual revenues; or

c. the receipt of cash or in-kind contributions from the Company by a tax-exempt charitable organization of which the Board member is an officer or director, the value of which is immaterial with respect to the Company’s or the charitable organization’s annual revenues.

For the purposes of these standards, “Company” includes all Alaska Air Group

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subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The independence standards for the members of the Audit Committee provide that in addition to the foregoing standards they may not (a) receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay, or (b) be an “affiliate” of the Company as defined by applicable SEC rules.

Director Nomination Policy

Identification and Evaluation of Candidates

1. Internal Process for Identifying Candidates

The Governance and Nominating Committee (the “Committee”) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research, including database and internet searches.

Additionally, the Committee may, from time to time, use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.

2. Candidates Proposed by Stockholders

a. General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 8 of the Company’s Bylaws. Specifically, these provisions require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Secretary of the Company at least 90 days in advance of the third Tuesday in May (with respect to elections held at a regular annual meeting of stockholders), and that such notice include:

•	The name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated;

•	A representation that the stockholder of record is entitled to vote at the meeting;

•	A description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•

Other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if elected.

The Corporate Secretary and General Counsel will send a copy of the Company’s Bylaws to any interested stockholder who requests them. The Company’s Bylaws are also available on the Company’s website at http://www.alaskaair.com.

b. Consideration of Director Candidates Recommended by Stockholders

The Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that has beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or

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group is referred to as the “Qualified Stockholder”). The Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. In addition, as discussed above, non-Qualified Stockholders have the ability to nominate one or more director candidates directly at the annual meeting. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

c. Initial Consideration of Candidates Recommended by Qualified Stockholders

The Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the following procedures.

Qualified Stockholders may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the “Notice”). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. No such notice was received in connection with the 2009 Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules.

The Notice shall also contain or be accompanied by the following information or documentation:

•

Proof of the required stock ownership (including the required holding period) of the stockholder or group of stockholders. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

•	A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated.

•	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified.

•

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).

•	Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the

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desirable qualities or skills, established by the Committee. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation of the candidate.

•

Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

•	The signature of each candidate and of each stockholder submitting the proposal.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

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2008 DIRECTOR COMPENSATION

The following table presents information regarding the compensation paid for 2008 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Mr. Ayer, who is also one of our employees, is presented in the Summary Compensation Table and the related explanatory tables. Mr. Ayer does not receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($)(2) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2) (f)	All Other Compensation ($)(3) (g)		Total ($) (h)
Patricia M. Bedient	49,712	35,988	0	0	0	2,366		88,066
Phyllis J. Campbell	44,112	35,988	0	0	0	7,582		87,682
Mark R. Hamilton	42,262	35,988	0	0	0	12,702		90,952
Jessie J. Knight, Jr.	37,762	35,988	0	0	0	3,849	(4)	77,599
R. Marc Langland	41,262	35,988	0	0	0	13,288		90,538
Dennis F. Madsen	45,362	35,988	0	0	0	6,095		87,445
Byron I. Mallott	37,312	35,988	0	0	0	31,115		104,415
J. Kenneth Thompson	47,712	35,988	0	0	0	14,453		98,153

(1)	Each of our non-employee directors received at least 70%, or $36,000, of their $51,000 annual retainer for 2008 in the form of deferred stock units issued under the Company’s 2008 Performance Incentive Plan. Directors received No other equity-based awards were granted to our non-employee directors for 2008.

In 2009, in addition to the $51,000 annual retainer referenced above, the compensation for our non-employee directors included the following:

•

attendance fees of $2,000 for each Audit Committee meeting and $1,200 per day for each Board or other committee meeting in which a non-employee director participated in person, or $750 if participation was via telephone;

•	$500 for participation in telephone updates that occur between meetings;

•	an annual retainer of $10,000 to the Governance and Nominating Committee chair, who is also the Lead Director;

•	an annual retainer of $8,000 to the Audit Committee chair and $5,000 to Compensation and Safety Committee chairs;

•	an annual retainer of $1,000 to non-employee directors who also served on the Boards of Directors of Alaska Airlines or Horizon Air;

•	attendance fees of $1,500 to members of the Company’s Finance Group; and

•	reimbursement of expenses in connection with attending Board and committee meetings as well as expenses in connection with director education.

(2)	Effective May 20, 2008, the stock portion of each non-employee director was paid in the form of deferred stock units under the 2008 Performance Incentive Plan, with the number of fully vested stock units determined by dividing $36,000 by the closing price of the Company’s common stock on the date of the annual stockholders meeting. The stock units will be paid in shares of common stock on a one-for-one basis following the termination of the director’s service as a member of the Board.

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As of December 31, 2008, non-employee directors each held 1,747 full vested deferred stock units.

Our directors do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Directors do not receive pension benefits for their service.

(3)	As part of a director’s compensation, each Non-Employee Director, the Non-Employee Director’s spouse and the Non-Employee Director’s dependent children are provided transportation on Alaska Airlines and Horizon Air. Included in the All Other Compensation column for each non-employee director is the incremental cost to the Company of providing these benefits, as well as the value of each director’s membership in our airport Boardroom program.

In addition, the All Other Compensation column includes the value of reimbursements for taxes on the transportation benefits provided to each director as quantified below:

Director	Value of Taxes Paid ($)
Patricia M. Bedient	2,091
Phyllis J. Campbell	7,307
Mark R. Hamilton	12,427
Jessie J. Knight, Jr.	3,574
R. Marc Langland	13,013
Dennis F. Madsen	5,820
Byron I. Mallott	30,840
J. Kenneth Thompson	14,178

(4)	Amount reported for Mr. Knight includes California state tax reimbursement provided in connection with his transportation benefit.

CEO AND CFO CERTIFICATIONS

In accordance with NYSE listing standards, the Company’s 2008 CEO certification required by Section 303a.12(a) of the NYSE Listed Company Manual has been filed with the NYSE. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

CODE OF CONDUCT AND ETHICS

The Company has adopted a Code of Conduct and Ethics that applies to all employees of the Company, including our CEO, CFO, principal accounting officer and persons performing similar functions. The Code of Conduct and Ethics is located on the Company’s internet website at http://www.alaskaair.com and is available in print to any stockholder who requests it. Information on the Company’s website, however, does not form a part of this proxy statement. The Company intends to disclose any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers on the Company’s internet website.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship (i) in which we were, are or will be a participant, (ii) the aggregate amount involved exceeds $120,000 in any calendar year, and (iii) a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is (i) any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become a director, (ii) any beneficial owner of more than 5% of our common stock, or (iii) any immediate family member of any the these persons.

Under the policy, once a related person transaction has been identified, the Audit Committee (or the Chair of the Audit Committee for transactions that involve an aggregate amount of less than $1 million) must review the transaction for approval or ratification. Members of the Audit Committee or the Chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arms’ length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will participate in the approval or ratification process only to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: (i) employment by the Company of an executive officer unless he or she is an immediate family member of another related person; (ii) any compensation paid by the Company to a director; and (iii) transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved are below disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file a report on a timely basis. A Form 4 due June 14, 2008, for Mr. John F. Schaefer, Jr., relating to a stock option grant, was instead filed on June 25, 2008. Except for this report on Form 4, based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during 2008.

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INDEPENDENT AUDITORS

Selection of Independent Auditors for the Current Fiscal Year

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as the Company’s independent auditors for the current fiscal year. Representatives of KPMG are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees Paid to Independent Auditors

During fiscal years 2008, 2007 and 2006, the Company retained KPMG as its principal auditors. The independent auditors provided services in the following categories and amounts:

2008	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,127,591
Audit-Related Fees(2)	166,224
All Other Fees(4)	30,500

Total Fees for 2008	$1,324,315

2007	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,212,523
Audit-Related Fees(2)	155,000
Tax Fees(3)	24,159
All Other Fees(4)	33,000

Total Fees for 2007	$1,424,682

2006	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,219,139
Audit-Related Fees(2)	175,718
Tax Fees(3)	25,446
All Other Fees(4)	34,417

Total Fees for 2006	$1,454,720

(1)	Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404, and out-of-pocket expenses reimbursed during 2008.

(2)	Consists of fees paid in connection with the audit of Air Group’s employee benefit plans in all years and, in 2008, fees incurred in connection with the Form S-8 Registration Statement filed on June 18, 2008.

(3)	Consists of fees paid for professional services in connection with tax consulting related to specific aircraft leasing and acquisition matters. These services were pre-approved by the Audit Committee.

(4)	Consists of fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls, (ii) the examination of agreed-upon procedures for the U.S. Citizenship and Immigration Services, and (iii) agreed-upon procedures regarding Air Group’s employee incentive pay plans.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent auditors, and has determined that it does not impact the independence of the auditors.

Independent Auditor Engagement Policy

The Audit Committee has established an Independent Auditor Engagement Policy that is designed to ensure that the Company’s auditor performs its services independently and with the highest integrity and professionalism. The Audit Committee reviews the policy annually.

The policy provides that any engagement of the Company’s outside auditor must be consistent with principles determined by the SEC, namely, whether the independent auditor is capable of exercising impartial judgment on all issues encompassed within the auditor’s engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not

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prohibited by SEC rules or other federal regulations. Before retaining its independent auditor for non-audit services, the Audit Committee will consider factors such as whether the services might compromise the auditor’s independence, whether the auditor is the best provider for the services, and the appropriate proportion of audit to non-audit services.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•

the aggregate amount of fees paid for all such services is not more than five percent (5%) of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2008, 2007 and 2006, there were no such services that were performed pursuant to the “de minimis exception.”

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act, as amended, or incorporated by reference in any document so filed.

Review of Our Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent auditors, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. We believe that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with KPMG also included the material and judgmental matters required by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and we have discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Audit Committee Charter

The Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

Audit Committee of the Board of Directors

Patricia M. Bedient, Chairperson

Mark R. Hamilton, Member

Dennis F. Madsen, Member

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Company common stock is owned as of March 20, 2009, by (a) each director and nominee, (b) each of the Company’s executive officers named in the Summary Compensation Table, and (c) all executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Number of Shares of Common Stock Owned(1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)	Percent of Outstanding Shares(3)
Patricia M. Bedient	3,082	0	3,082
Phyllis J. Campbell	3,224	0	3,224
Mark R. Hamilton	2,345	0	2,345
Jessie J. Knight, Jr.	4,252	0	4,252
R. Marc Langland	5,848	0	5,848
Dennis F. Madsen	3,938	0	3,938
Byron I. Mallott	3,957	0	3,957
J. Kenneth Thompson	8,082	0	8,082
William S. Ayer	39,842	488,125	527,967
Bradley D. Tilden	10,859	136,875	147,734
Glenn S. Johnson	8,350	74,867	83,217
Gregg A. Saretsky	5,136	97,640	102,776
Jeffrey D. Pinneo	6,748	92,915	99,663
All directors and all executive officers as a group (18 persons)	107,554	1,005,954	1,113,498%

*	Less than 1%

(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings.

(2)	Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the columns “Number of Shares of Common Stock Owned” and “Options Exercisable with 60 Days.” Beneficial ownership does not include shares of common stock payable upon the vesting of restricted stock units, none of which will vest within 60 days, as follows: Mr. Ayer, 73,058; Mr. Tilden, 34,544; Mr. Johnson, 22,902; and Mr. Pinneo, 19,690.

(3)	We determine applicable percentage ownership based on [ ] shares of our common stock outstanding as of March 20, 2009.

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The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 20, 2009.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Outstanding Shares(1)
Dimensional Fund Advisors LP.( )	2,446,020	6.76
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

PRIMECAP Management Company()	2,578,850	7.12
225 South Lake Avenue, #400 Pasadena, CA 91101

Vanguard Chester Funds—Vanguard PRIMECAP Fund ( )	2,400,000	6.63
100 Vanguard Boulevard Malvern, PA 19355

FMR LLC()	2,163,600	5.98
82 Devonshire Street Boston, MA 02109

(1)	We determine applicable percentage ownership based on [ ] shares of our common stock outstanding as of March 20, 2009.

( )	Beneficial ownership information is based on a Schedule 13G filed by FMR LLP on February 17, 2009. FMR reported that its subsidiary, Fidelity Management & Research Company (“Fidelity”) had sole voting power over all 2,163,600 shares.

( )	Beneficial ownership information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP. (“Dimensional”) on February 9, 2009. Dimensional reported in the Schedule 13G that, as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies and serves as investment manager to other accounts (collectively, the “Funds”), which hold the shares shown in the table above. To Dimensional’s knowledge, the interest of any one Fund does not exceed 5% of the class of securities. Dimensional further reported that while it possesses voting and investment power over 2,395,517 shares and sole dispositive power over 2,446,020 shares, such shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

( )	Beneficial ownership information is based on a Schedule 13G/A filed by PRIMECAP Management Company (“PRIMECAP”) on February 12, 2009. PRIMECAP reported in the Schedule 13G/A that it had sole voting power over 139,400 shares and sole dispositive power over all 2,578,850 shares.

( )	Beneficial ownership information is based on a Schedule 13G/A filed by Vanguard Chester Funds-Vanguard Primecap Fund (“Vanguard”) on February 13, 2009. Vanguard reported in the Schedule 13G/A that it had sole voting power over all 2,400,00 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section contains a discussion of the material elements of compensation earned during 2008 by our Named Executive Officers listed in the Summary Compensation Table below: CEO of Alaska Air Group, Inc. Bill Ayer; President of Alaska Airlines, Inc. Brad Tilden; CFO of Alaska Air Group, Inc. Glenn Johnson; Jeff Pinneo, CEO of operating subsidiary Horizon Air Industries, Inc.; and Gregg Saretsky, an elected officer of subsidiary Alaska Airlines who had a policy-making role at the Alaska Air Group level. Mr. Saretsky resigned effective December 31, 2008.

The structure of our executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For our Named Executive Officers, a high percentage of total direct compensation is variable and tied to the success of the Company because they are the leaders primarily responsible for the overall execution of the Company’s strategy. Our strategic goals are reflected in our incentive-based executive

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compensation programs so that executives’ interests are aligned with stockholder interests. Executive compensation is designed to be internally equitable, reflective of the business challenges facing the Company, and scaled to the industry.

Objectives of our Executive Compensation Program

The objectives of our executive compensation programs, as determined by the Alaska Air Group Board Compensation Committee, are as follows:

•

to attract and retain highly qualified executives who share our Company values and commitment to the Company’s strategic plan by designing the total compensation package to be competitive with appropriate reference points as described below;

•

to motivate executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of specific goals as reflected in executives’ individual commitment plans, the Performance-Based Pay plan, and the Company’s strategic plan;

•

to align the interests of executives, employees, and stockholders by tying a large portion of our executives’ total direct compensation (base salary, short-term incentive pay, and equity awards) to the achievement of objective goals related to the Company’s safety record, cost structure, employee engagement and profitability; and

•

to provide executives with reasonable security, through a combination of performance-based incentives, retirement plans and change in control agreements that motivate them to continue employment with the Company and achieve goals that will help the Company remain competitive and thrive in the long term.

How Executive Compensation is Determined

The Role of the Compensation Committee and Consultants

The Compensation Committee determines and approves the Named Executive Officers’ compensation. The Committee has retained Grant Thornton LLP to provide advice with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to variable pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. When determining executive compensation, the Committee considers input from consultants in addition to several other factors described below.

How the Elements of our Executive Compensation Program were Selected

The Compensation Committee conducts an annual review of the Company’s executive compensation to ensure that it is structured to satisfy the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and how it promotes retention of executives who share the Company’s values. Our compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect our results of operations.

The Committee uses both fixed compensation and variable performance-based compensation to achieve a balanced program that is competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change in control benefits are intended to attract and retain highly qualified executives and are paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

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The Committee believes that this mix of short-term and longer-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Executive Pay Mix and the Emphasis on Variable Pay

The Compensation Committee believes that emphasis on variable compensation at the senior executive levels of the Company is a key element in achieving a pay-for-performance culture, aligning management’s interests with those of the Company’s stockholders. At the same time, the Committee does not believe that executive pay should motivate our executives to take unnecessary risks that could lead to misappropriation of stockholder resources or that would materially harm the Company’s financial performance. The Committee, when determining executive pay, ensures that compensation is closely aligned with the overall strategy of the Company, with superior performance and stockholder return as the ultimate motivation.

Total direct compensation for a Named Executive Officer is tailored to place a substantial emphasis on pay that is tied to performance objectives. For 2008, the Committee approved target-level compensation for Mr. Ayer that is 80% variable and tied to stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target compensation that is on average 67% variable.

In June 2008, the Committee offered equity grants to our Named Executive Officers designed to serve as long-term retention awards during a period where fuel prices were at record high prices and the Company’s stock value had declined significantly. All of our Named Executive Officers elected to forgo these awards. The Committee appreciates the level of commitment and leadership shown by the executive team by this action.

The Use of Benchmarking

Periodically, the Committee reviews and analyzes total direct compensation at the executive level. When data was last reviewed, the analysis included the use of “benchmarking” to provide a review of total direct compensation as compared to market data. For this purpose, the Committee considered air carrier peer group data as well as general industry data. The data was weighted two-thirds airline and one-third general industry to identify a “market consensus” compensation level for each executive position. For the analysis of market consensus, the Committee applied a greater focus on peer group air carriers because these are the primary companies that compete with the Company for key talent, customers, and stockholder investment. Peer group air carrier companies also receive greater emphasis because in our industry the vast majority of our employees are unionized and have pay that is often compared to their industry peers. At last

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review, the peer group consisted of Air Tran Holdings, AMR Corporation, Continental Airlines Inc., Delta Air Lines Inc., Frontier Airline Holdings, JetBlue Airways Corporation, Southwest Airlines Corporation, UAL Corporation and US Airways Group Inc. The Committee also considers general industry data of companies with similar revenues because it recognizes that our executives have opportunities outside the industry.

The Application of Internal Equity Considerations

The Committee believes that the appropriate way to compensate executive officers is to consider many principles of compensation, including internal equity. The Committee recognizes that CEO compensation at many publicly traded companies in the United States has dramatically increased over a short period of time and has received heightened scrutiny recently with current economic issues. The Committee recognizes that compensation data is susceptible to ratcheting. This leads the Committee, with the CEO’s full support, to not blindly accept “benchmarking” data to set compensation levels. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles such as internal equity when determining CEO compensation. As a result, the Committee’s determination of total direct compensation for the CEO position reflects a substantial discount from market consensus. At current levels, the CEO’s total direct compensation represents approximately two times that of the Executive Vice President level, and approximately four times that of the Vice President level. By considering internal equity, the Committee believes that the resulting data points are more reliable and more insulated from external ratcheting effects.

The Use of Tally Sheets and Wealth Accumulation Analysis

Annually, the Committee reviews tally sheets that show each element of compensation for Named Executive Officers. Base salaries, benefit values, incentive plan payments, equity awards, equity exercises, perquisites, and retirement benefits are included on tally sheets. The Company’s corporate affairs and human resources departments prepare the tally sheets. To date, the Committee’s use of tally sheets has provided verification that executive compensation is internally equitable and proportioned according to the Committee’s expectations with regard to executive compensation.

The Use of Performance Measures

The Committee uses objective performance goals in the “Performance-Based Pay” annual incentive plan. The Committee also uses performance measures in long-term equity awards by utilizing restricted stock unit, stock option, and performance stock unit awards. Annual incentives and long-term incentives are intended to motivate executives to achieve superior performance levels by setting goals that are tied to the Company’s strategic plan and by linking executives’ compensation to long-term stockholder gain. All non-union employees and certain union groups at our Company participate in the Performance-Based Pay plan. We believe this motivates all employees to achieve the same goals and ensures that the targets are the focus of all employees across the Company.

Current Executive Pay Elements

Base Pay

In general, for Named Executive Officers, the Committee targets base salary levels in the 25th percentile based on market consensus data identified in the review described above. The Committee assesses each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity.

At the initiation of Mr. Ayer, the Committee accepted that his base salary for 2008 remain at the same level it had for the past three years, and lower than it had been in the three years prior to that. The Committee believes that Mr. Ayer’s leadership in this matter has been

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invaluable in defining and re-affirming the Company’s core values and employee commitment to the strategic plan. In 2008, Mr. Ayer’s base salary was in the bottom quartile compared to the most recent information reviewed from our peer group. The chart below depicts CEO base salaries at airline peer group companies.

CEO Base Pay Comparisons (Airlines)

2006, 2007 and 2008 Base Salary
Alaska Air Group, Inc.	$360,000
Base Salary (Air Group peers)*
Air Tran Holdings	$444,039
AMR Corporation	$656,500
Continental Airlines, Inc.	$712,500
Delta Air Lines, Inc.**	$600,000
Frontier Airline Holdings***	$345,165
JetBlue Airways Corporation*	$375,000
Southwest Airlines Corporation	$429,167
UAL Corporation	$850,000
US Airways Group, Inc.	$550,000
Average Base Salary (Air Group peers)	$551,375

*	Amounts are derived from most recent compensation data available as of the date of this proxy statement. In most cases, this is the 2007 base salary as reported in the respective company’s proxy statement. JetBlue compensation data represents 2008 base salary as reported in a July 28, 2008 Form 8-K.

**	Per Delta Air Line, Inc.’s 2008 proxy, only one-third of the 2007 salary for the CEO was paid and was listed as $200,000.

***	Includes the combination of the salary of the former CEO and the current CEO for Frontier’s 2007 – 2008 fiscal year.

The Committee believes that 25 th percentile base salary levels for the other Named Executive Officers, with the opportunity to earn market-level compensation through short- and long-term incentive plans that pay when performance objectives are met, are appropriate. The base salary levels of the other Named Executive Officers averaged in the 25th percentile when last reviewed.

Performance-Based Annual Pay

Our Named Executive Officers are eligible to earn annual incentive pay under our Performance-Based Pay plan, which is intended to motivate the executives to achieve specific Company goals. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target level performance for the Performance-Based Pay plan that is consistent with the Company’s strategic plan goals.

Each participant in the Performance-Based Pay plan is assigned a target participation level, expressed as a percentage of the participant’s base salary. For the Named Executive Officers, the 2008 target participation levels are as follows:

Performance-Based Pay Plan Participation

Name	Target Participation as % of Base Salary
William S. Ayer	100%
Bradley D. Tilden	75%
Glenn S. Johnson	75%
Gregg A. Saretsky	75%
Jeffrey D. Pinneo	75%

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Incentive award payments may range from zero to 200% of the Named Executive Officers’ target based on the achievement of the objective performance standards set by the Compensation Committee at the beginning of each year. For 2008, the Performance-Based Pay Plan metrics were set as follows:

Performance-Based Pay Metrics

Goal	Weight	Threshold		Target		Maximum
		Alaska	Horizon	Alaska	Horizon	Alaska	Horizon
Operational Performance
• Safety lost-time injuries per 100 full-time employees	10%	4.88 or fewer	3.9 or fewer	4.64 or fewer	3.71 or fewer	4.39 or fewer	3.51 or fewer
• Employee Engagement (as measured by the number of months we exceed our monthly customer satisfaction goal)	10%	3 months		5 months		9 months
• CASM ex fuel (cost per available seat mile)	10%	7.60¢	14.57¢	7.50¢	14.35¢	7.25¢	14.76¢
AAG Profitability
Adjusted Pre-tax Profit	70%	$100 million		$190 million		$300 million

Target performance is set according to measures that will keep the Company on course for achieving goals consistent with the strategic plan. Maximum targets are approximately one and one-half times target, and intended to set goals for superior performance. Threshold goals are set to improve year-over-year performance. The 2008 Alaska Air Group profitability target was established by identifying the level of profitability achieved with a 6% adjusted pre-tax profit margin. The Safety and Employee Engagement metrics were set to drive continuous improvement on those measures. The Cost per Available Seat Mile metric was similarly chosen to promote the Company’s progress on its strategic plan. The modifiers were selected to align with each subsidiary’s key initiative for 2008.

For 2008, a modifier was added to the Performance-Based Pay plan that results in plus or minus ten percentage points based on the performance of key metrics as detailed below:

Modifier	-10 pts	-8 pts	-6 pts	-4 pts	-2 pts	No Adj	+2 pts	+3 pts	+4 pts	+5 pts	+6 pts	+8 pts	+10 pts
Alaska
Number of months Alaska achieves on-time performance goal	0	1	2	3	4	5	6	7	8	9	10	11	12

Modifier	-10 pts	-8 pts	-6 pts	-4 pts	-2 pts	No Adj	No Adj	+2 pts	+4 pts	+6 pts	+8 pts	+10 pts
Horizon
Horizon’s pre-tax profit margin	-5%	-4%	-3%	-2%	-1%	0	1%	2%	3%	4%	5%	6%

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Historically, the Performance-Based Pay plan has paid out as follows:

In addition, all of our employees, including our executive officers, participate in a separate incentive plan called Operational Performance Rewards, which pays a monthly incentive payment of an equal amount to all employees when particular operational performance targets are met. Awards are based on operational performance and customer satisfaction, and the maximum annual payout for each employee is $1,200.

Long-Term Equity-Based Pay

An important element of our executive compensation program is our long-term equity-based incentive awards, which link executive pay to stockholder value. Our long-term equity incentives are awarded annually and are primarily intended to align Named Executive Officers’ long-term interests with stockholders’ long-term interests, although we believe that by promoting stock ownership by our executives, they also play a role in helping us to attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

Stock Options

The Company makes a portion of its long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of our common stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if our stockholders realize value on their shares. The stock options also function as a retention incentive for our executives as they vest ratably over the four-year period after the date of grant.

Restricted Stock Units

The Company also grants long-term incentive awards to Named Executive Officers in the form of restricted stock units. Subject to the executive’s continued employment with the Company, the restricted stock units vest only on the third anniversary of the date they are granted and, upon vesting, are paid in shares of our common stock. Thus, the units are designed to link executives’ interests with those of our stockholders (as the units’ value is based on the value of our common stock) and to provide a long-term retention incentive through the vesting period.

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Performance Stock Units

For 2008, the Company granted the Named Executive Officers performance stock units as part of our long-term equity-based incentive program. The stock units will vest only if the Company achieves a pre-determined average pre-tax profit margin over the course of three years. For 2008, the Compensation Committee set target performance at 6% adjusted pre-tax profit margin (referred to as “APM” in the table below), which was consistent with the goal of the Company and to the target set for the Performance-Based Pay plan.

The Committee reviews equity grant guidelines that are modeled according to the total direct compensation levels and pay mix described above. Target equity grants, when combined with all other compensation elements, are designed to achieve total direct compensation at the 50th percentile of market consensus for Named Executive Officers. Named Executive Officers’ equity grants may be adjusted above or below target based on:

•	the individual’s contribution to the success of the Company’s financial performance;

•	internal equity;

•	the individual’s performance of his job responsibilities; and

•	the accounting impact to the Company and potential dilution effects of the grant.

For our Named Executive Officers, equity incentive awards are proportioned according to a formula that considers the risk inherent in the various equity vehicles. For 2008, the guidelines applied to the Named Executive Officers are noted in the table below:

	Equity Target as % of Base Pay	Equity Mix
Name		Stock Options	Restricted Stock Units	Performance Stock Units
William S. Ayer	300%	40%	20%	40%
Bradley D. Tilden	200%	40%	20%	40%
Glenn S. Johnson	200%	40%	20%	40%
Gregg A. Saretsky	200%	40%	20%	40%
Jeffrey D. Pinneo	200%	40%	20%	40%

In 2007 and 2008, by designating a proportion of an executive’s compensation in performance stock units, the Compensation Committee aimed to further align total direct compensation for executives with the Company’s strategic plan goals. Based on actual performance in the past two years, we do not currently expect to meet the threshold APM, resulting in a zero vesting percentage. Current economic trends and volatility in the marketplace have led the Compensation Committee to consider the optimal equity mix for incentivizing performance. While the Committee considers this, they have determined not to grant performance stock units in 2009. In 2009, the equity mix will be 50% stock options and 50% restricted stock units.

The 2008 grant of performance stock units was set according to the following metrics:

Performance Share Metrics
APM (three-year average)	Percentage of Stock Units that Vest
Less than 3%	0%
3%	25%
4%	50%
5%	75%
6%	100%
7%	125%
8%	150%
9%	175%
10% and above	200%

Stock Ownership Guidelines

In 2009, the Company adopted stock ownership guidelines for elected officers. Under the guidelines, elected officers are strongly encouraged to hold Company stock having a value of one year’s base salary.

Perquisites and Personal Benefits

In 2008, the Committee determined that an annual amount of 12% of base salary would be paid to each Named Executive Officer in lieu of all perquisites except for travel, life insurance, health exams, AD&D insurance, and Alaska Airlines Boardroom membership.

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Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit retirement plans. The Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) and the Company’s 401(k) plans are tax-qualified retirement plans that the Named Executive Officers participate in on substantially the same terms as other participating employees. Due to maximum limitations imposed by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined benefit plan, the benefits that would otherwise be payable to the Named Executive Officers under the Salaried Retirement Plan are required to be limited. An unfunded defined benefit plan, the 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”), provides supplemental retirement benefits.

The Named Executive Officers are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred.

Please see the “2008 Pension Benefits” and “2008 Nonqualified Deferred Compensation” tables and information following them for a description of these plans.

In 2008, the Company amended certain benefit plans and other deferred compensation arrangements (including equity award agreements) to comply with the IRS’s deferred compensation rules under Section 409A of the Internal Revenue Code. The amendments did not increase the intended benefits to participants under these plans.

Agreements Regarding Change in Control and Termination

Upon a leadership restructuring in December 2008, we entered into a separation agreement with Mr. Saretsky, who served as Alaska Airlines, Inc.’s Executive Vice President/Flight and Marketing until December 10, 2008. Under the terms of the agreement, Mr. Saretsky served through December 31, 2008 as Executive Vice President/Strategic Projects and resigned effective December 31, 2008. The full description of Mr. Saretsky’s termination arrangements are set forth in footnote 5 to the “2008 Summary Compensation Table” on page [        ]. We do not have employment agreements in place with our other Named Executive Officers, although we do have change in control agreements with them.

In recognition that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty and disruption during a critical transaction time for the Company, we have entered into change in control agreements with our Named Executive Officers. The agreements are intended to balance the interests of stockholders and executives in the event of a change in control of the Company. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment following a change in control transaction because we believe that Named Executive Officers should be entitled to receive cash severance benefits only if both conditions are met. Once the change in control event commences, the Named Executive Officer’s severance and benefits payable under the contract begins to diminish with time, until ultimate expiration of the agreement 36 months later.

The Company’s equity award agreements state that equity will vest on an accelerated basis in the event of a change in control plus actual or constructive discharge of the executive.

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Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting certain compensation over $1 million paid to its chief executive officer and certain other executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible and believes that a substantial portion of compensation paid under its current program (including the annual incentives and stock option grants described above) satisfies the requirements under Section 162(m). However, the Company reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. For 2008, the Company believes that no portion of its tax deduction for compensation paid to its Named Executive Officers will be disallowed under Section 162(m).

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NYSE listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2008 Annual Report on Form 10-K on file with the SEC.

Compensation Committee of the Board of Directors

Phyllis J. Campbell, Chairperson

Jessie J. Knight, Jr., member

Dennis F. Madsen, member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2008. No member of the Compensation Committee during 2008 is or has been a former or current executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2008.

(1)	SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

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2008 SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of our CEO, our CFO and our three other most highly compensated executive officers for services rendered during 2008. These individuals are referred to as “Named Executive Officers” in this Proxy Statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
William S. Ayer Chairman, President and CEO	2008 2007 2006	360,000 360,000 360,000	0 0 0	328,046 598,176 302,484	885,150 834,088 1,268,286	186,840 76,320 538,965	194,473 29,644 57,541	68,155 47,508 55,402	2,022,664 1,945,736 2,582,678

Bradley D. Tilden(5) President (Alaska Airlines)	2008 2007 2006	278,538 260,000 260,000	0 0 0	155,493 260,216 130,554	269,181 191,790 165,957	108,421 41,340 233,531	57,324 171,291 49,450	55,181 43,754 69,389	924,138 968,391 908,881

Glenn S. Johnson(5) Executive Vice President/Finance and CFO	2008 2007 2006	277,462 251,135 219,115	0 0 0	139,923 162,825 119,917	201,018 126,514 118,341	108,002 35,471 114,805	637,129 94,893 76,946	49,556 45,599 43,382	1,413,090 716,437 692,506

Gregg A. Saretsky(6) Former Executive Vice President/ Marketing and Flight	2008 2007 2006	294,000 280,000 280,000	0 0 0	327,080 257,927 135,092	788,418 194,388 171,045	114,440 44,520 243,204	80,627 35,290 104,362	96,508 46,621 81,705	1,701,073 858,746 1,015,408

Jeffrey D. Pinneo(7) President and CEO (Horizon Air Industries)	2008 2007 2006	237,000 237,000 237,000	0 0 0	120,421 221,759 117,593	203,968 149,749 148,232	78,032 35,550 209,995	150,068 803,632 30,202	63,103 52,094 60,917	852,592 1,499,784 803,939

(1)	The amounts reported in Columns (e) and (f) of the Summary Compensation Table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes in each of the years presented (disregarding any estimate of forfeitures related to service-based vesting conditions). 2006 and 2007 have been restated to reflect the revised financial statement impact of equity awards in each of those years. No stock awards or option awards granted to Named Executive Officers were forfeited in any of the three years presented. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f) and for a description of the restatement of prior period equity-based compensation expense, please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2008 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted to our Named Executive Officers for 2008, please see the discussion under “Grants of Plan-Based Awards” below.

(2)	Non-Equity Incentive Plan Compensation is Performance-Based Pay Plan compensation, further described in the “Compensation Discussion and Analysis” section above.

(3)	The amount reported in Column (h) of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Retirement Plan for Salaried Employees and the Officers Supplementary Retirement Plan as well as earnings on each Named Executive Officer’s account under the Nonqualified Deferred Compensation Plan.

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(4)	The following table presents detailed information on the types and amounts of compensation reported for the Named Executive Officers in Column (i) of the Summary Compensation Table. For Column (i), each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Also included in the total for Column (i) are: the Company’s incremental cost of providing flight benefits; Alaska Airlines Board Room membership; annual physical; accidental death and dismemberment insurance premiums; and gas allowance, hotel allowance, financial, tax and estate planning, or perquisite allowance in lieu of these items in 2008.

Name	Company Contribution to 401(k) Account	Term Life Insurance Premiums (and Taxes Paid)	Medical Insurance Premiums (and Taxes Paid)	Perquisite Allowance	Travel Taxes Paid
William S. Ayer	$6,900	$1,164 ($668)	$10,469 ($0)	$43,200	$4,893
Bradley D. Tilden	$6,900	$650 ($373)	$10,469 ($0)	$33,877	$19,085
Glenn S. Johnson	$6,900	$673 ($386)	$6,684 ($0)	$33,692	$11,231
Gregg A. Saretsky	$4,735	$650 ($373)	$10,469 ($0)	$33,600	$28,275
Jeffrey D. Pinneo	$15,500	$690 ($396)	$8,510 ($3,772)	$28,382	$10,413

(5)	Mr. Tilden was elected President of Alaska Airlines, Inc. in December 2008. His base salary is $340,000 effective December 4, 2008.

Mr. Johnson was elected Executive Vice President/Finance and CFO of Alaska Air Group, Inc. in December 2008. His base salary is $300,000 effective December 4, 2008. In 2008, Mr. Johnson became partially vested under the Supplementary Retirement Plan, and earned sufficient service under the Plan to accrue a benefit payable at his Normal Retirement Age. As a result of these changes, $574,992 is included in the Summary Compensation Table in Column (h) as the Change in Pension Value and is attributable to Mr. Johnson’s vesting and service accruals under the Supplementary Retirement Plan during 2008.

(6)	Mr. Saretsky resigned effective December 31, 2008. The amount reported in Column (i) for Mr. Saretsky also includes certain payments made pursuant to his Separation Agreement with the Company dated December 10, 2008. Mr. Saretsky received a $32,308 in payment of all accrued and unused vacation and a $12,000 payment in lieu of outplacement services pursuant to the agreement. Not included in the totals are separation payments of $23,350 per month for 17 months beginning January 2009, and a monthly consulting payment of $31,817 per month for 12 months beginning January 2009. In lieu of continuing health care benefits, Mr. Saretsky received a lump sum of $36,000 which represents the estimated aggregate cost of medical coverage for a period of two years following his separation from the Company. Additionally, all of his outstanding option awards and restricted stock units became vested on January 5, 2009. As such, all unamortized compensation expense as of December 31, 2008 was recorded in 2008 and is reflected in columns (e) and (f) appropriately.

(7)	In 2007, Mr. Pinneo became partially vested under the Supplementary Retirement Plan, and earned sufficient service under the Plan to accrue a benefit payable at his Normal Retirement Age. As a result of these changes, $802,627 is included in the Summary Compensation Table in Column (h) as the Change in Pension Value and is attributable to Mr. Pinneo’s vesting and service accruals under the Supplementary Retirement Plan during 2007. This accrual also includes Mr. Pinneo’s nonqualified benefits described in the paragraph below. The Supplementary Retirement Plan and the nonqualified benefits are payable over the long-term after Mr. Pinneo retires from the Company.

When Mr. Pinneo was elected President and CEO of Horizon Air in 2002, he was 100% vested under the Salaried Retirement Plan on account of prior service at Alaska. At that time, Horizon Air, which does not have a plan similar to the Salaried Retirement Plan, agreed to supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been participating in the Salaried Retirement Plan during his tenure as President and CEO of Horizon Air.

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Other Information

The Company is required to include in its Summary Compensation Table the expense recorded for financial statement reporting purposes associated with stock and option awards. However, we believe a more accurate method of considering the value of these awards is to use the current intrinsic value for equity awards granted during the reported period. As such, the following table displays total compensation using this intrinsic value methodology for stock and option awards. This table is not part of the Summary Compensation Table.

Total Compensation Using Intrinsic Value of Equity Awards Granted

Name	Year	Salary ($)	Intrinsic Value of Equity Awards Granted Using the March 12, 2009 Stock Price ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William S. Ayer	2008	360,000	197,393	186,840	194,473	68,155	1,006,861
	2007	360,000	88,296	76,320	29,644	47,508	601,768
	2006	360,000	0	538,965	57,541	55,402	1,011,908
Bradley D. Tilden	2008	278,538	106,974	108,421	57,324	55,181	606,438
	2007	260,000	54,336	41,340	171,291	43,754	570,721
	2006	260,000	89,994	233,531	49,450	69,389	702,364
Glenn S. Johnson	2008	277,462	86,598	108,002	637,129	49,556	1,158,747
	2007	251,135	18,508	35,471	94,893	45,599	445,606
	2006	219,115	61,298	114,805	76,946	43,382	515,546
Gregg A. Saretsky	2008	294,000	86,598	114,440	80,627	96,508	672,173
	2007	280,000	45,846	44,520	35,290	46,621	452,277
	2006	280,000	89,994	243,204	104,362	81,705	799,265
Jeffrey D. Pinneo	2008	237,000	74,712	78,032	150,068	63,103	602,915
	2007	237,000	39,054	35,550	803,632	52,094	1,167,330
	2006	237,000	76,240	209,995	30,202	60,917	614,354

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2008 GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive awards granted to the Named Executive Officers for 2008. Each of the equity-based awards reported in the table below was granted under our 2004 Plan.

Name (a)	Grant Date(2) (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)						All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(3) (l)
		Thres- hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold (#) (f)		Target (#) (g)		Maximum (#) (h)
William S. Ayer	2/8/08	0	0	0	5,525		22,100		44,200		11,625	52,800	27.49	966,012
	N/A	0	360,000	720,000	0		0		0		0	0	0	0
Bradley D. Tilden	2/8/08	0	0	0	2,875		11,500		23,000		6,300	27,400	27.49	508,651
	N/A	0	208,903	417,807	0		0		0		0	0	0	0
Glenn S. Johnson	2/8/08	0	0	0	2,300		9,200		18,400		5,100	21,900	27.49	408,325
	N/A	0	208,097	416,193	0		0		0		0	0	0	0
Gregg A. Saretsky	2/8/08	0	0	0	767	(4)	3,067	(4)	6,133	(4)	5,100	21,900	27.49	408,325
	N/A	0	220,500	441,000	0		0		0		0	0	0	0
Jeffrey D. Pinneo	2/8/08	0	0	0	1,950		7,800		15,600		4,400	18,500	27.49	347,455
	N/A	0	177,750	355,500	0		0		0		0	0	0	0

(1)	Threshold, target and maximum are based on 25%, 100% and 200% estimated future payouts of performance stock units in shares of common stock, respectively.

(2)	Each of the Named Executive Officers was offered an equity award in June 2008. Each of them elected to forgo the grant.

(3)	The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in Column (l), please see the discussion of stock awards and option awards contained in Note 10 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2008 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(4)	Under the terms of Mr. Saretsky’s Separation Agreement and the terms of the Performance Stock Unit Award Agreement, performance stock units vest based on the duration of employment in the performance period. As such, Mr. Saretsky can only be eligible for one-third of the performance stock units granted in 2008.

Description of Equity-Based Awards

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2004 Plan, both of which are administered by the Compensation Committee. The Committee has authority to interpret the plan provisions and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Unless otherwise provided by the Committee, awards granted under the plans are generally only transferable to a beneficiary of a Named Executive Officer upon his death.

Options

Each option reported in Column (j) of the table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2004 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date in Column (k).

Each option granted to our Named Executive Officers in 2008 is subject to a four-year vesting

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schedule, with 25% of the options vesting on each of the first four anniversaries of the grant date. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named Executive Officers in 2008 has a term of ten years. If a Named Executive Officer’s employment terminates for any reason other than due to his death, disability or retirement, the unvested portion of the options will immediately terminate. If the Named Executive Officer’s employment is terminated as a result of the officer’s death or disability, the options will immediately vest and become exercisable. If the Named Executive Officer’s employment is terminated as a result of the officer’s retirement, the options will continue to vest and become exercisable over the three-year period following the retirement date (subject to earlier termination at the end of the option’s stated term). For these purposes, “retirement” generally means a termination of employment on or after attaining age 60, attaining age 55 with at least five years of service with the Company, or becoming entitled to commence benefits under a Company-sponsored defined benefit plan in which the officer participates (with at least 10 years service). Unless otherwise provided by the Board of Directors, if there is a change in control of the Company, the options will generally become fully vested and exercisable.

The options granted to Named Executive Officers during 2008 do not include any dividend rights.

Restricted Stock Units

Column (i) of the table above reports awards of restricted stock units granted to our Named Executive Officers for 2008. Each restricted stock unit represents a contractual right upon vesting to receive one share of our common stock. Restricted stock units granted to our Named Executive Officers for 2008 will vest in one installment on the third anniversary of the grant date, provided that the officer continues to be employed with the Company through that date. However, the restricted stock units will become fully vested if the Named Executive Officer’s employment terminates due to the officer’s death or disability. If the Named Executive Officer’s employment terminates due to the officer’s retirement, the restricted stock units will continue to vest for the three-year period following the retirement date. (See the description of “Options” above for the definition of “retirement.”) Unless otherwise provided by the Board of Directors, the restricted stock units will also generally become fully vested upon a change in control of the Company.

The restricted stock units granted to Named Executive Officers during 2008 do not include any dividend rights.

Performance Stock Units

Column (g) of the table above reports awards of performance stock units granted to our Named Executive Officers for 2008. Columns (f) and (h) show threshold and maximum payout potential, respectively, for each award. Like restricted stock units, each performance stock unit represents a contractual right upon vesting to receive one share of our common stock. Performance stock units granted to our Named Executive Officers for 2008 will generally vest based on the Company’s achievement of pre-established performance goals for the adjusted pre-tax profit margin over a three-year period as described in the “Compensation Discussion and Analysis” section above. If the Named Executive Officer’s employment terminates due to the officer’s death, disability or retirement, the performance stock units will be eligible to vest on a prorated basis based on the Company’s performance over the three-year performance period. Unless otherwise provided by the Board of Directors, the performance stock units will also generally become fully vested upon a change in control of the Company.

The performance stock units granted to the Named Executive Officers during 2008 do not include any dividend rights.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2008, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
William S. Ayer	5/25/99	33,100	0		39.6875	5/25/09	0		0	0		0
	1/25/00	40,100	0		30.50	1/25/10	0		0	0		0
	1/30/01	41,900	0		31.80	1/30/11	0		0	0		0
	11/12/01	39,000	0		25.20	11/12/11	0		0	0		0
	1/30/02	75,000	0		30.89	1/30/12	0		0	0		0
	5/31/02	75,000	0		27.85	5/31/12	0		0	0		0
	2/11/03	55,000	0		18.76	2/11/13	0		0	0		0
	3/1/04	30,700	0		26.10	3/1/14	0		0	0		0
	11/17/04	20,000	0		28.85	11/17/14	0		0	0		0
	8/30/05	34,575	11,525	(2)	32.96	8/30/15	0		0	0		0
	9/13/06	18,650	18,650	(4)	37.96	9/13/16	0		0	0		0
	1/31/07	5,950	17,850	(5)	42.85	1/31/17	5,200	(5)	152,100	10,500	(6)	307,125
	2/8/08	0	52,800	(8)	27.49	2/8/18	11,625	(8)	340,031	22,100	(6)	646,425

Totals:		468,975	100,825				16,825		492,131	32,600		953,550

Bradley D. Tilden	5/25/99	8,400	0		39.6875	5/25/09	0		0	0		0
	1/25/00	11,600	0		30.50	1/25/10	0		0	0		0
	1/30/01	13,000	0		31.80	1/30/11	0		0	0		0
	11/12/01	15,600	0		25.20	11/12/11	0		0	0		0
	5/31/02	30,000	0		27.85	5/31/12	0		0	0		0
	2/11/03	15,000	0		18.76	2/11/13	0		0	0		0
	3/1/04	12,900	0		26.10	3/1/14	0		0	0		0
	8/30/05	9,675	3,225	(2)	32.96	8/30/15	0		0	0		0
	9/13/06	5,775	5,775	(4)	37.96	9/13/16	5,300	(4)	155,025	0		0
	1/31/07	3,075	9,225	(5)	42.85	1/31/17	3,200	(5)	93,600	5,400	(6)	157,950
	6/14/07	1,925	5,775	(7)	27.40	6/14/17	0		0	0		0
	2/8/08	0	27,400	(8)	27.49	2/8/18	6,300	(8)	184,275	11,500	(6)	336,375

Totals:		126,950	51,400				14,800		432,900	16,900		494,325

Glenn S. Johnson	5/25/99	3,900	0		39.6875	5/25/09	0		0	0		0
	1/25/00	4,700	0		30.50	1/25/10	0		0	0		0
	1/30/01	6,000	0		31.80	1/30/11	0		0	0		0
	11/12/01	5,700	0		25.20	11/12/11	0		0	0		0
	5/31/02	7,500	0		27.85	5/31/12	0		0	0		0
	2/11/03	7,200	0		18.76	2/11/13	0		0	0		0
	7/16/03	14,600	0		22.84	7/16/13	0		0	0		0
	3/1/04	7,000	0		26.10	3/1/14	0		0	0		0
	8/30/05	5,250	1,750	(2)	32.96	8/30/15	0		0	0		0
	1/12/06	0	0		0	1/12/16	1,000	(3)	29,250	0		0
	9/13/06	2,815	2,815	(4)	37.96	9/13/16	2,610	(4)	76,343	0		0
	1/31/07	1,245	3,735	(5)	42.85	1/31/17	1,090	(5)	31,883	1,090	(6)	31,883
	6/14/07	2,237	6,711	(7)	27.40	6/14/17	0		0	0		0
	2/8/08	0	21,900	(8)	27.49	2/8/18	5,100	(8)	149,175	9,200	(6)	269,100

Totals:		68,147	36,911				9,800		286,651	10,290		300,983

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	Option Awards						Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Gregg A. Saretsky	5/25/99	11,200	0		39.6875	5/25/09	0		0	0		0
	1/25/00	13,600	0		30.50	1/25/10	0		0	0		0
	1/30/01	15,500	0		31.80	1/30/11	0		0	0		0
	11/12/01	10,800	0		25.20	11/12/11	0		0	0		0
	5/31/02	3,590	0		27.85	1/5/12	0		0	0		0
	2/11/03	5,202	0		18.76	1/5/12	0		0	0		0
	3/1/04	13,500	0		26.10	1/5/12	0		0	0		0
	8/30/05	10,125	3,375	(9)	32.96	1/5/12	0		0	0		0
	9/13/06	5,775	5,775	(9)	37.96	1/5/12	5,300	(9)	155,025	0		0
	1/31/07	3,075	9,225	(9)	42.85	1/5/12	2,700	(9)	78,975	3,600	(6)	105,300
	6/14/07	1,925	5,775	(9)	27.40	1/5/12	0		0	0		0
	2/8/08	0	21,900	(9)	27.49	1/5/12	5,100	(9)	149,175	3,067	(6)	89,710

Totals:		94,292	46,050				13,100		432,900	6,667		195,010
Jeffrey D. Pinneo	5/25/99	3,900	0		39.6875	5/25/09	0		0	0		0
	1/25/00	4,700	0		30.50	1/25/10	0		0	0		0
	1/30/01	6,000	0		31.80	1/30/11	0		0	0		0
	11/12/01	2,700	0		25.20	11/12/11	0		0	0		0
	5/31/02	30,000	0		27.85	5/31/12	0		0	0		0
	2/11/03	12,000	0		18.76	2/11/13	0		0	0		0
	3/1/04	10,800	0		26.10	3/1/14	0		0	0		0
	8/30/05	8,100	2,700	(2)	32.96	8/30/15	0		0	0		0
	9/13/06	4,890	4,890	(4)	37.96	9/13/16	4,490	(4)	131,333	0		0
	1/31/07	2,600	7,800	(5)	42.85	1/31/17	2,300	(5)	67,275	4,6006)		134,550
	2/8/08	0	18,500	(8)	27.49	2/8/18	4,400	(8)	128,700	7,800	(6)	228,150

Totals:		85,690	36,911				11,190		327,308	12,400		362,700
(1)	The dollar amounts shown in Column (h) and Column (j) are determined by multiplying the number of shares or units reported in Column (g) and Column (i), respectively, by $29.25 (the closing price of our common stock on the last trading day of fiscal 2008).
(2)	The unvested options under the 8/30/05 grant will become fully vested on 8/30/09.
(3)	The RSUs awarded to Mr. Johnson on 1/12/06 vested on 1/12/09.
(4)	The RSUs awarded on 9/13/06 will become fully vested on 9/13/09, except for Mr. Saretsky as noted below. The unvested options under the 9/13/06 grant will become vested as follows: Mr. Ayer — 9,325 on 9/13/09 and 9,325 on 9/13/10; Mr. Tilden — 2,887 on 9/13/09 and 2,888 on 9/13/10; Mr. Johnson — 1,407 on 9/13/09 and 1,408 on 9/13/10; and Mr. Pinneo —2,445 on 9/13/09 and 2,445 on 9/13/10.
(5)	The RSUs awarded on 1/31/07 will become fully vested on 1/31/2010, except for Mr. Saretsky as noted below. The unvested options under the 1/31/07 grant will become vested as follows: Mr. Ayer —5,950 on 1/31/09, 5,950 on 1/31/10 and 5,950 on 1/31/11; Mr. Tilden — 3,075 on 1/31/09, 3,075 on 1/31/10 and 3,075 on 1/31/11; Mr. Johnson — 1,245 on 1/31/09, 1,245 on 1/31/10 and 1,245 on 1/31/11; and Mr. Pinneo —2,600 on 1/31/09, 2,600 on 1/31/10 and 2,600 on 1/31/11.
(6)	The performance stock units reported in Column (i) are eligible to vest based on the Company’s performance over a three-year period as described in the “Compensation Discussion and Analysis” section above. Mr. Saretsky resigned effective December 31, 2008. As such, he is only eligible to receive two-thirds of his 2007 Performance Share Unit grants and one-third of his 2008 Performance Share Unit grants if the targets are met.
(7)	The unvested options under the 6/14/07 grant will become vested as follows: Mr. Tilden — 1,925 on 6/14/09, 1,925 on 6/14/10 and 1,925 on 6/14/11; and Mr. Johnson — 2,237 on 6/14/09, 2,237 on 6/14/10 and 2,237 on 6/14/11.
(8)	The RSUs awarded on 2/8/08 will become fully vested on 2/8/2011, except for Mr. Saretsky as noted below. The unvested options under the 2/8/08 grant will become vested as follows: Mr. Ayer — 13,200 on 2/8/09, 13,200 on 2/28/10, 13,200 on 2/8/11, and 13,200 on 2/8/12; Mr. Tilden — 6,850 on 2/8/09, 6,850 on 2/8/10, 6,850 on 2/8/11, and 6,850 on 2/8/12; Mr. Johnson — 5,475 on 2/8/09, 5,475 on 2/8/10, 5,475 on 2/8/11, and 5,475 on 2/8/12; and Mr. Pinneo — 4,625 on 2/8/09, 4,625 on 2/8/10, 4,625 on 2/8/11, and 4,625 on 2/8/12.
(9)	As noted previously, Mr. Saretsky resigned effective 12/31/08. As part of his separation agreement, all of his outstanding option awards and restricted stock units fully vested as of 1/5/09 and will expire 1/5/12.

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2008 OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2008, and on the vesting during 2008 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (1) (e)
William S. Ayer	0	0	14,000	294,140
Bradley D. Tilden	0	0	5,350	112,404
Glenn S. Johnson	0	0	6,230	130,892
Gregg A. Saretsky	0	0	5,570	117,026
Jeffrey D. Pinneo	0	0	4,870	102,319

(1)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

2008 PENSION BENEFITS

Pension and Other Retirement Plans

The Company maintains two primary defined benefit pension plans covering the Named Executive Officers. The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) is our qualified defined benefit employee retirement plan, and the Named Executive Officers participate in this plan on the same general terms as our other eligible employees. The Named Executive Officers also participate in the Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”).

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Executive Officers under our qualified and nonqualified defined-benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credit Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
William S. Ayer	Salaried Retirement Plan	13.308	419,555	0
	Supplementary Retirement Plan	13.398	1,682,905	0
Bradley D. Tilden	Salaried Retirement Plan	17.844	392,122	0
	Supplementary Retirement Plan	9.919	597,637	0
Glenn S. Johnson	Salaried Retirement Plan	14.144	335,546	0
	Supplementary Retirement Plan	5.431	670,398	0
Gregg A. Saretsky(2)	Salaried Retirement Plan	10.771	251,368	0
	Supplementary Retirement Plan	10.771	531,276	0
Jeffrey D. Pinneo	Salaried Retirement Plan	3.816	20,304	0
	Supplementary Retirement Plan	6.920	1,086,298	0

(1)

The years of credited service and present value of accumulated benefits shown in the table above are presented as of December 31, 2008 assuming that each Named Executive Officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a

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description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 8 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2008 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)	Mr. Saretsky resigned effective December 31, 2008. As part of his Separation Agreement, Mr. Saretsky will be paid $275,000 on January 31, 2009 and $275,000 on January 1, 2010 for his accrued benefits in the Supplemental Retirement Plan. Mr. Saretsky will no longer accrue benefits under the Salaried Retirement Plan subsequent to December 31, 2008.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003, in which all of the Named Executive Officers participate. Each of our Named Executive Officers is fully vested in his accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

The tax law limits the compensation on which annual retirement benefits are based. For 2008, this limit was $230,000. The tax law also limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2008, this limit on annual benefits was $185,000.

Supplementary Retirement Plan

In addition to the benefits described above, the Named Executive Officers are eligible to receive retirement benefits under the Supplementary Retirement Plan. The Supplementary Retirement Plan is a non-qualified, unfunded, defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight life annuity basis. In general, the monthly benefit is determined as a percentage (between 50% to 75% of a participant’s final average monthly base salary) with the percentage determined based on both the officer’s length of service with the Company and length of service as an elected officer. This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement Plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement Plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement Plan.)

Participants in the Supplementary Retirement Plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change of control of the Company or upon termination of the participant’s employment due to death or disability.

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2008 NONQUALIFIED DEFERRED COMPENSATION

Under the Deferred Compensation Plan, the Named Executive Officers and other key employees may elect to receive a portion of some or all of their Performance-Based Pay awards on a deferred basis. For 2008, amounts deferred under the Deferred Compensation Plan were credited with interest at a rate of 6.5%. This rate (as in prior years) is based on the mean between the high and the low rates during the first 11 months of the preceding year of yields of Ba2-rated industrial bonds as determined by the plan administrator (rounded to the nearest one-quarter of one percent). Participants under the plan have the opportunity to elect among the investment funds offered under our 401(k) plan for purposes of determining the return on their plan accounts. Alternatively, participants may allocate some or all of their plan account to an interest-bearing option with a rate equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of the preceding year, rounded to the nearest one-quarter of one percent. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and/or may elect payment in a lump sum or installments.

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ balances under the Company’s nonqualified defined contribution plans during 2008, and also shows the total deferred amounts for the Named Executive Officers as of December 31, 2008.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
William S. Ayer	76,320	0	5,235	26,298	275,594
Bradley D. Tilden	0	0	0	0	0
Glenn S. Johnson	35,471	0	27,351	37,726	563,805
Gregg A. Saretsky	0	0	2,847	6,127	44,969
Jeffrey D. Pinneo	0	0	(1,048)	1,028	6,018

(1)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation for each Named Executive Officer in Column (h) of the Summary Compensation Table. Total earnings for each Named Executive Officer listed in Column (d) above were also included as earnings in the Summary Compensation Table.

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Potential Payments Upon Change in Control and Termination

Under the change in control agreements in place with our Named Executive Officers, if a change of control occurs, a three- year “employment period” would go into effect. During the employment period, the executive would be entitled to:

•	receive the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;

•

receive an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay plan incentive or the average of his annual incentive payments for the three years preceding the year in which the change in control occurs;

•	continue to accrue age and service credit under our qualified and non-qualified defined benefit retirement plans; and

•	participate in fringe benefit programs that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive a lump sum payment equal to the value of the payments and benefits identified above that the executive would have received had he continued to be employed for the entire employment period. (The terms “cause,” “good reason” and “change in control” are each defined in the change in control agreements.) In the event that the executive’s benefits under the agreement are subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Company will make a tax payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

In addition, outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of our equity plans. In the case of awards granted under our 2004 Long-Term Incentive Equity Plan, unless the Board determined otherwise, the awards would vest upon a change in control irrespective of a termination of employment. Under our 2008 Performance Incentive Plan, awards will not vest unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2008 are described above under “Outstanding Equity Awards at Fiscal Year End” and each executive’s accrued benefits under our retirement plans are described above under “2008 Pension Benefits,”

In the table below, we have estimated the potential cost to us of the payments and benefits each Named Executive Officer would have received if his employment had terminated under the circumstances described above on December 31, 2008. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced pro-rata for any period the executive actually worked during the employment period. Mr. Saretsky is excluded from the table as his resignation was effective December 31, 2008.

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	Cash Severance(1)	Enhanced Retirement Benefit(2)	Benefit Continuation(3)	Equity Acceleration(4)	Excise Tax Gross-Up(5)	Total
William S. Ayer	$2,160,000	$20,700	$193,191	$1,538,609	$1,272,278	$5,148,778
Bradley D. Tilden	$1,646,709	$311,472	$282,813	$986,133	$1,165,722	$4,392,848
Glenn S. Johnson	$1,524,291	$537,400	$204,175	$638,592	$1,141,584	$4,046,042
Jeffrey D. Pinneo	$1,244,250	$234,195	$203,433	$722,568	$816,091	$3,220,537

(1)	Represents the amount obtained by multiplying three by the sum of the executive’s highest rate of base salary during the preceding 12 months and the higher of the executive’s target incentive or his average incentive for the three preceding years.

(2)	Represents the sum of (a) the actuarial equivalent of an additional three years of age and service credit under our qualified and non-qualified retirement plan using the executive’s highest rate of salary during the preceding 12-months prior to a change in control, (b) the present value of the accrued but unvested portion of the non-qualified retirement benefits that would vest upon a change of control, and (c) the matching contribution the executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period.

(3)	Represents the estimated cost of (a) 18 months of premiums under our medical, dental, life, disability, and accidental death insurance programs and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.

(4)	Represents the “in-the-money” value of unvested stock options and the face value of unvested restricted stock and performance stock unit awards that would vest upon a change of control based on a stock price of $29.25 (the closing price of our stock on the last trading day of fiscal 2008).

(5)	For purposes of this calculation, we have assumed that the executive’s outstanding stock options would be assumed by the acquiring company pursuant to a change in control.

This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and reasonable compensation analyses.

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PROPOSAL NO. 4 STOCKHOLDER PROPOSAL

John Chevedden has given notice of his intention to present a proposal at the 2009 Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, and Mr. Chevedden represents that he has owned no less than 200 shares of the Company’s common stock since July 1, 2006. Mr. Chevedden’s proposal and supporting statement, as submitted to the Company, appear below in italics.

The Board of Directors opposes adoption of Mr. Chevedden’s proposal and asks stockholders to review the Board’s response, which follows Mr. Chevedden’s proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting, and entitled to vote on the proposal, is required to approve this proposal.

STOCKHOLDER PROPOSAL NO. 4

SPECIAL SHAREOWNER MEETINGS

RESOLVED, shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of John Chevedden

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

Fidelity and Vanguard supported a shareholder right to call a special meeting. Governance ratings services, including The Corporate Library and Governance Metrics International, took special meeting rights into consideration when assigning company ratings.

This proposal topic won impressive support at the following companies (based on 2008 yes and no votes):

Occidental Petroleum (OXY) 66% Emil Rossi (Sponsor)

First Energy Corp. (FE) 67% Chris Rossi

Marathon Oil (MRO) 69% Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•	We had no shareholder right to:

–	Cumulative voting

–	Call a special meeting

–	Act by written consent

–	An Independent Chairman

–	Or even a Lead Director

•

Our management should show that it has the leadership initiative to adopt the above Board accountability items instead of leaving it to shareholders to take the initiative in proposing such improvements.

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•	Our Board failed to adopt two shareholder proposals which won majority vote at our 2008 annual meeting:

–	Cumulative Voting (51% support)

•	Our Company will take three years to transition to annual election of each director – when the transition could have been completed in one year.

•	Our full board met only six times in a year.

•	Only 49% of CEO pay was incentive based.

•	The voting figures at our 2007 annual meeting were withheld from shareholders for two months – except for certain privileged shareholders.

•	Two directors had 17 to 26-years tenure (independence concern) and constituted 50% of our key nomination committee including the chairmanship:

–	Marc Langland

–	Byron Mallott

•	The Alaska Air board was the only significant directorship for six of our nine directors:

–	Byron Mallott

–	Mark Hamilton

–	Marc Langland

–	Dennis Madsen

–	Patricia Bedient

–	Jessie Knight

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal.

Special Shareowner Meetings

Yes on 4

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4 FOR THE FOLLOWING REASONS:

The Board believes that it is not in the interest of the Company and its stockholders to incur the financial and administrative expense and business disruption that would result from enabling a minority of stockholders to call stockholder meetings for any reason, at any time and as frequently as they choose.

The Board’s annual meeting of stockholders already provides ample opportunity to raise appropriate matters. Stockholders have frequently used the stockholder meetings to have their concerns communicated to the whole of the Company’s stockholders, including through proposals such as this Proposal. For those extraordinary circumstances where a matter cannot wait until the next annual meeting, the Company’s Bylaws, consistent with Delaware law, permit a majority of Directors or a Chairman of the Board to call a special meeting. The Board, rather than a group of minority stockholders, is best positioned to determine when it is in the interest of the stockholders as a whole to incur the extraordinary financial and administrative expense of holding a special meeting.

Allowing minority groups of stockholders to call meetings at will could also create major confusion. Different groups of stockholders could call meetings at any time on various matters. This could lead to significant confusion among the majority of the stockholders because stockholders would receive materials from multiple groups of stockholders at various points throughout the year requesting votes on a range of issues, some of which may be in part duplicative, rather than through the streamlined annual meeting process currently in place. Constant solicitation could lead to a chaotic rather than orderly conduct of corporate affairs, and may annoy the majority of stockholders and lead to less overall participation by stockholders of the Company in important matters.

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Constant solicitation would also impose significant administrative and financial burdens on the Company. Special meetings are costly in terms of both time and money. Each stockholder of record would be entitled to notice of, and to receive proxy materials for, every special meeting. This would involve legal, printing, postage and other expenses, in addition to those costs normally associated with the Company’s

Annual Meeting. These costs would arise every time there was a new solicitation. In addition, preparing for a stockholder meeting requires significant attention from management and other employees, diverting them from running and improving the business.

Because special meetings are costly and can be disruptive, the Board believes they should not be taken lightly. The Board believes the Company’s current system minimizes this confusion and prevents a minority of stockholders from imposing upon the Company at will the burden and expense of a stockholder meeting that may not be desired by the majority of stockholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 4.

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PARTICIPANTS IN THE SOLICITATION

The following information is being provided pursuant to SEC regulations that require certain disclosures if the Company references a solicitation in opposition.

Under the SEC regulations, each member of the Board of Directors is deemed to be a “Participant” in the Company’s solicitation of proxies in connection with the 2009 Annual Meeting. Set forth below are the name and principal occupation of each member of the Board (six of whom are also nominees), and the name, principal business and address of any corporation or other organization in which that director’s occupation or employment is carried on. For additional information concerning each of the directors, see “Nominees for Election” and “Continuing Directors” in this Proxy Statement.

Name and Principal Occupation	Business Address	Principal Business of Employer
William S. Ayer Chairman, President and CEO	Alaska Air Group, Inc. and Alaska Airlines, Inc. P.O. Box 68900 Seattle, WA 98168	Air transportation

Patricia M. Bedient Executive Vice President and CFO	Weyerhaeuser Company 33663 Weyerhaeuser Way So. Federal Way, WA 98003	Forest products

Phyllis J. Campbell Chair, Pacific Northwest Region	JPMorgan Chase and Company	Banking

Mark R. Hamilton President	University of Alaska System 202 Butrovich Bldg. 910 Yukon Drive Fairbanks, AK 99775	Education

Jessie J. Knight, Jr. Executive Vice President, External Affairs	Sempra Energy 101 Ash Street San Diego, CA 92101	Energy

R. Marc Langland Chairman, President and CEO	Northrim Bank P.O. Box 241489 Anchorage, AK 99524	Banking

Dennis F. Madsen Chairman	Pivotlink Software 15325 SE 30th Place Bellevue, WA 98007	Software

Byron I. Mallott Senior Fellow	First Alaskans Institute 102 Cordova Juneau, AK 99801	Development of Alaska Native peoples and their communities

J. Kenneth Thompson President and CEO	Pacific Star Energy LLC 1120 Huffman Rd., Suite 24 Anchorage, AK 99515	Energy

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Other Participants

The following employees of the Company may also be deemed to be Participants. The principal business address of each is that of the Company, P.O. Box 68947, Seattle, WA 98168.

Shannon K. Alberts

Managing Director, Investor Relations and Assistant Secretary of Alaska Airlines, Inc. and Assistant Secretary of Alaska Air Group, Inc.

Karen A. Gruen

Managing Director, Corporate Affairs, Associate General Counsel and Assistant Corporate Secretary of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Glenn S. Johnson

Executive Vice President, Finance and CFO of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Keith Loveless

Vice President, Legal and Corporate Affairs, General Counsel and Corporate Secretary of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Brandon S. Pedersen

Vice President, Finance and Controller of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of common stock beneficially owned by each director and Mr. Johnson at March 20, 2009 is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. On March 20, 2009, Ms. Alberts, Ms. Gruen, Mr. Loveless and Mr. Pedersen beneficially owned             ,             ,             shares, and             shares respectively, of which             ,             and             shares, respectively, were shares that may be acquired by exercise of employee stock options exercisable on or before May 19, 2009. No Associate (as that term is used in SEC regulations) of a Participant owns any common stock of the Company. No Participant owns any securities of any parent or subsidiary of the Company beneficially, either directly or indirectly. No Participant or Associate of any Participant owns shares of record that are not also owned beneficially.

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Information Regarding Transactions in the Company’s Stock by Participants

The following table sets forth all transactions that may be deemed purchases or sales of the Company’s common stock by the Participants since January 1, 2007.

Participants	Date	Number of Shares of Common Stock Purchased or (Sold/ Exchanged)	Footnote
Shannon K. Alberts
William S. Ayer
Patricia M. Bedient
Phyllis J. Campbell
Karen A. Gruen
Mark R. Hamilton
Glenn S. Johnson
Jessie J. Knight, Jr.
R. Marc Langland
Keith Loveless
Dennis F. Madsen
Byron I. Mallott
Brandon S. Pedersen
J. Kenneth Thompson

(1)	Total of quarterly investments in ALK common shares in the Company’s 401(k) plan at year end.

(2)	Transfer of ALK common shares within the Company’s 401(k) plan.

(3)	Common shares acquired upon exercise of employee stock option.

(4)	Common shares purchased (sold) through the Company’s Employee Stock Purchase Plan.

(5)	Director retainer paid in common stock.

(6)	Same-day exercise and sale of employee stock option.

(7)	Issue of common shares in lieu of cash bonus under employee stock option plan.

(8)	Restricted stock units vested and issued; no longer subject to forfeiture.

Understandings with Respect to Securities of the Company

In 2008, non-employee directors received 70% of their annual retainers for service as directors in the form of deferred stock units. The units are fully vested but will not be issued until the director ceases to serve on the Board of Directors. See “2008 Director Compensation” in this Proxy Statement.

As of March 20, 2009, the following Participants have employee stock options [outstanding?] for the indicated number of shares of common stock: Ms. Alberts,             ; Mr. Ayer,             ; Ms. Gruen,             ; Mr. Johnson,             ; Mr. Loveless,             and Mr. Pedersen,             . See the “Information Regarding Transactions in the Company’s Stock by Participants” table in this Proxy Statement for additional information.

Except as described in this Proxy Statement, no Participant has and during the last year has not had any arrangement or understanding with any person with respect to any securities of the Company.

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Understandings with Respect to Future Employment by the Company

Messrs. Ayer, Johnson, Loveless and Pedersen have agreements with the Company under which they would receive severance pay for up to 36 months in the event that they were terminated within 36 months after a change in control of the Company. Ms. Alberts and Ms. Gruen have an agreement with the Company under which they would receive severance pay for up to 24 months in the event that they are terminated within 24 months after a change in control. See “Potential Payments Upon Change in Control” in this Proxy Statement. No other Participant, nor any Associate of any Participant, has any understanding with respect to future employment. No Participant or any Associate of any Participant has any arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party.

REDUCE DUPLICATIVE MAILINGS

The Company is required to provide an annual report and proxy statement to all stockholders of record. If you have more than one account in your name or at the same address as other stockholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a stockholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If, at any time, you wish to resume receiving separate proxy statements or annual reports, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, or by calling (206) 392-5131.

SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING

The Company expects to hold its next annual meeting on or about May 18, 2010. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s executive offices no later than November 30, 2009, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held at least $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than February 18, 2010 The Company’s Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

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Exhibit A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF ALASKA AIR GROUP, INC.

As Amended December 5, 2008

1. Purpose.

There shall be a committee of the Board of Directors to be known as the Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors of Alaska Air Group, Inc. (the “Company”) in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including:

(a)	the integrity of the Company’s financial statements and the reliability of the Company’s financial information reported to the public,

(b)	the Company’s compliance with legal and regulatory requirements,

(c)	the qualifications and independence of the Company’s independent accountants,

(d)	the adequacy of the Company’s internal controls and financial risk management function, and

(e)	such other matters as may be assigned by the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

2. Composition.

The Audit Committee shall be appointed by the Board of Directors and shall have at least three members. All members of the Audit Committee shall meet the independence, financial literacy and experience requirements of the New York Stock Exchange, as the same may be amended or supplemented from time to time, and of the Securities and Exchange Commission (the “SEC”) pursuant to regulations promulgated by the SEC under The Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) or otherwise, as the same may be amended or supplemented from time to time. The Company must disclose in its periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the “Act”) whether or not it has at least one member who is a “financial expert,” as defined by the SEC pursuant to the Sarbanes Act and whether such expert is “independent” as defined in Section 10A(m)(3) of the Act, and if not, why not.

3. Matters Pertaining to Independent Accountants.

The Audit Committee shall be solely responsible for the appointment, compensation and oversight of the work of the Company’s independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, the determination to terminate and replace such firm. Such independent accountants shall report directly to and be ultimately accountable to the Audit Committee.

The Audit Committee shall:

(a)	Review the terms of the engagement of the independent accountants, including the scope of their audit, proposed fees and personnel qualifications.

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(b)	Obtain and review from the independent accountants at least annually a formal written statement regarding:

(1)	the independent accountants’ internal quality-control procedures;

(2)	any material issues raised by the most recent internal quality control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and

(3)	all relationships between the independent accountants and the Company.

(c)	Actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and recommend that the Board of Directors take appropriate action to satisfy itself of such independence.

(d)	Pre-approve all auditing services and all non-auditing services to be performed by the independent accountants. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent accounts or on an individual basis.

The approved non-auditing services must be disclosed in the Company’s periodic public reports required by Section 13(a) of the Act and the fees paid by the Company for such non-auditing services must be disclosed in the Company’s annual proxy statement pursuant to Item 9(e) of Regulation 14A promulgated under the Act. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting.

The independent accountants shall not be retained to perform the non-audit functions prohibited by Section 10A(g) of the Act.

(e)	Establish clear hiring policies for employees and former employees of the independent accountants.

(f)	Review the Company’s annual audited financial statements and quarterly financial statements with management and the independent accountants (including the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of the review of quarterly statements.

(g)	Receive and review required communications from the independent accountants, including: (a) any items required to be communicated by the independent accountants in accordance with AICPA Statement of Auditing Standards (“SAS”) 61, (b) if applicable, any audit problems or difficulties and management’s response; and (c) timely reports regarding the following matters in connection with any audits performed by the Company’s independent accountants:

(1)	all critical accounting policies and practices to be used;

(2)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant; and

(3)	other material written communications between the independent accountant and the Company’s management, such as any management letter or schedule of unadjusted differences.

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4. Matters Pertaining to the Internal Auditor.

The Audit Committee shall:

(a)	Review and approve the annual internal audit plan, ensuring the application of an appropriate risk-based methodology that satisfactorily monitors the Company’s highest risk areas.

(b)	Discuss with the Internal Audit Executive the results of internal audit activities, special reviews, investigations, or projects, with specific attention to any significant deficiencies in the design or operation of the Company’s internal controls or any fraud (regardless of materiality) involving persons having a significant role in internal controls.

(c)	Annually review the structure and resources of the audit team, including staffing adequacy and other factors that may affect the effectiveness and timeliness of the internal audits.

(d)	Review and approve any changes to the internal audit charter.

5. Matters Pertaining to Filings with Government Agencies.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement to shareholders.

6. Controls.

The Audit Committee shall:

(a)	Review with management the Company’s major financial risk exposure and the adequacy and effectiveness of the Company’s associated internal controls.

(b)	Review the Company’s procedures with respect to appropriateness of significant accounting policies and adequacy of financial controls.

(c)	Discuss with management policies with respect to risk assessment and risk management, including the process by which the company undertakes risk assessment and management.

(d)	Discuss generally with management earnings releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

(e)	Develop, monitor and reassess from time to time a Corporate Compliance Program, including a Code of Conduct and Ethics for officers, employees and directors, and make decisions with respect to any requested changes to or waivers of such program and codes for directors or officers.

(1)	In connection with such Corporate Compliance Program, establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

(f)	Obtain and review from the Company’s Chief Executive Officer, Chief Financial Officer and members of its Disclosure Committee at least quarterly a formal written statement disclosing.

(1)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weakness in internal controls; and

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(2)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

7. Other.

The Audit Committee shall:

(a)	Review and reassess the adequacy of its charter and the performance of the Audit Committee annually and recommend any proposed changes to the Board of Directors for approval, and publish the charter as required by applicable law.

(b)	Regularly report to the Board of Directors on the Audit Committee’s activities and make appropriate recommendations.

(c)	To maximize free and open communication, meet in separate executive sessions with each of management, internal audit and the independent auditor in the course of carrying out its duties with respect to each of those groups.

The Audit Committee may, in the course of performing its duties, retain outside legal counsel and other advisors at its discretion and at the expense of the Company.

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PROXY CARD

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Form 10-K Combo is available at www.investorvote.com.

THIS PROXY CARD IS FOR REGISTERED STOCKHOLDERS NOT PARTICIPANTS IN THE COMPANY’S 401(K) PLANS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2009 ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2009

The stockholder hereby appoints William S. Ayer and Keith Loveless, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alaska Air Group, Inc., that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 2 p.m. on Tuesday, May 19, 2008, at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTORS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS, FOR THE BOARD’S PROPOSALS 2 AND 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR AND TO SEEK AN ADVISORY VOTE IN REGARDS TO COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND AGAINST STOCKHOLDER PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR BY VOTING OVER THE INTERNET OR BY TELEPHONE.

Address Changes/Comments: ______________________________________________________________________________
_____________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

ALASKA AIR GROUP, INC. C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43101 Providence, RI 02940-5067

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on Monday, May 18, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/alk • Follow the steps outlined on the secured website.

Vote by Telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•        Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

Proposals – The Board of Directors recommends a vote FOR all the nominees listed, a vote FOR

Proposals 2 and 3, and AGAINST Stockholder Proposal 4.

	For All	Withhold All	For All Except
1 – Election of Nominees for the Board of Directors				To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
Nominees:

01) William S. Ayer
02) Patricia M. Bedient
03) Phyllis J. Campbell
04) Mark R. Hamilton
05) Jessie J. Knight, Jr.
06) R. Marc Langland
07) Dennis F. Madsen
08) Byron I. Mallott
09) J. Kenneth Thompson
	For	Against	Abstain
2 – Appointment of KPMG LLP as the Company’s Independent Auditor

	For	Against	Abstain
3 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

	For	Against	Abstain
4 – Stockholder Proposal regarding Special Shareholder Meetings

Non-Voting Items

Change of Address – Please print your new address below:

Comments – Please print your comments below:

Authorized Signatures

This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.

/ /

Signature 1 – Please keep signature within the box.

Signature 2 – Please keep signature within the box.

VOTING INSTRUCTION FORM

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Alaska Air Group, Inc. Alaskasaver Plan, , the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan, and/or Fidelity Management Trust Company as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan. This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern Time on Thursday, May 14, 2009, you will be treated as directing the Plan’s Trustee not to vote your shares held in the Plan.

I understand that if I sign but do not indicate a choice on any of the proposals on the reverse side of this card, my shares will be voted on that proposal in accordance with the recommendations of the Board of Directors, which are as follows: FOR the Board’s nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Stockholder Proposal 4.

ALASKA AIR GROUP, INC.	2009 Annual Meeting of Stockholders
C/O COMPUTERSHARE TRUST COMPANY, N.A.	Tuesday, May 19, 2009 - 2 p.m. Pacific Time
P.O. BOX 43101	The Museum of Flight
Providence, RI 02940-5067	9404 E. Marginal Way South
Seattle, Washington

Internet and telephone voting will be available 24 hours each day until 11:59 p.m. Eastern Time, Thursday, May 14, 2009.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to www.investorvote.com/alk	OR	Vote-by-Telephone Call toll-free 1-8800-652-VOTE(1-877-652-8683)

If you vote over the Internet or by telephone, please do not mail your card.

If you are returning your proxy card by mail, detach the lower portion and return in the enclosed envelope to Alaska Air Group, Inc., c/o Computershare Trust Company, N.A., Proxy Services, P.O. Box 43101, Providence, RI 02940-5067.

When completed and signed, this proxy will be voted as you have directed. If completed and signed with no direction given, it will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and AGAINST Stockholder Proposal 4.

1.	Election of Directors

NOMINEES:

(01) William S. Ayer

(02) Patricia M. Bedient

(03) Phyllis J. Campbell

(04) Mark R. Hamilton

(05) Jessie J. Knight, Jr.

(06) R. Marc Langland

(07) Dennis F. Madsen

(08) Byron I. Mallott

(09) J. Kenneth Thompson

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

_____________________________________
For all nominees except as noted above

	FOR	AGAINST	ABSTAIN
2. Board Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Auditor

3. Board Proposal Seeking Advisory Vote on the Compensation of the Company’s Named Executive Officers

4. Stockholder Proposal on Special Shareholder Meetings